Exhibit 4.1
EXECUTION COPY

FIRST NIAGARA FINANCIAL GROUP, INC.,
Company,
AND
THE BANK OF NEW YORK MELLON,
Trustee

SENIOR NOTES
INDENTURE

Dated as of September 4, 2009

TABLE OF CONTENTSA

A	The Table of Contents is not part of the Indenture.

-i-

-ii-

-iii-

		Page

SECTION 10.02.	Successor Corporation Substituted for Company	49

ARTICLE ELEVEN

SATISFACTION AND DISCHARGE OF INDENTURE

SECTION 11.01.	Satisfaction and Discharge of Securities of Any Series	49
SECTION 11.02.	Satisfaction and Discharge of Indenture	51
SECTION 11.03.	Application of Trust Money	51
SECTION 11.04.	Repayment of Moneys Held by Paying Agent	51

ARTICLE TWELVE

INDEMNITY OF INCORPORATORS, STOCKHOLDERS, OFFICERS AND DIRECTORS
SECTION 12.01.	Exemption from Individual Liability	52

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Cross Reference Table
Showing Reflection of Certain Provisions
Required Pursuant to Section 310 through 318(a)
of Trust Indenture Act of 1939, as Amended, Including
Cross-References to Provisions of Sections 320 through 318(a)
which, Pursuant to
Section 319(c) of the Trust Indenture Act of 1939,
as Amended, are Part of and Govern Such Provisions
of the Indenture Whether or not Physically Contained ThereinA

	TIA	Section

SECTION 310	(a)(1)	8.09
	(a)(2)	8.09
	(a)(3)	Not Applicable
	(a)(4)	Not Applicable
	(a)(5)	8.09
	(b)	8.08, 8.10(a),
		(b) and (d)
	(c)	Not Applicable
SECTION 311	(a)	8.13(a) and
		(c)(1) and (2)
	(b)	8.13(b)
	(c)	Not Applicable
SECTION 312	(a)	6.01
		6.02(a)
		6.02(b)
	(b)	6.02(a) and (b)
SECTION 313	(a)	6.03(a)
		6.03(b)
	(c)	1.06
		6.03(a)
		6.03(c)
		6.04(3)
		8.02
	(d)	6.03(c)
SECTION 314	(1), (2) and (3)	6.04
	(a)(4)	5.04
	(b)	Not Applicable
	(c)(1)	1.02

A	This Table is not part of the Indenture.

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	TIA	Section
	(c)(2)	1.02
	(c)(3)	Not Applicable
	(d)	Not Applicable
	(e)	1.02
	(f)	Not Applicable
SECTION 315	(a)	8.01(a)
		8.01(c)
	(b)	8.02
	(c)	8.01(b)
	(d)	8.01
	(d)(1)	8.01(a)
	(d)(2)	8.01(c)(2)
	(d)(3)	8.01(c)(3)
	(e)	7.14
SECTION 316	(a)(1)(A)	7.02
		7.12
	(a)(1)(B)	7.13
	(a)(2)	Not Applicable
	(a) last sentence	3.08
	(b)	7.08
SECTION 317	(a)(1)	7.03
	(a)(2)	7.04
	(b)	5.03
SECTION 318	(a)	1.07

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SENIOR NOTES INDENTURE, dated as of September 4, 2009, between First Niagara Financial Group, Inc., a Delaware corporation having an address at 6950 South Transit Road, Lockport, NY 14095-0514 (hereinafter called the “Company,” which term shall include any successors and assigns pursuant to the terms of this Indenture) and The Bank of New York Mellon, a New York banking corporation having an address at 101 Barclay Street, Floor 8W, New York, NY 10286, Attn: FNFG Trustee (hereinafter called the “Trustee”).
WHEREAS, the Company deems it appropriate from time to time to issue its unsecured debentures, notes, bonds or other evidences of indebtedness, to be issued in one or more series (hereinafter called the “Securities”) as hereinafter set forth, and to provide therefor the Company has duly authorized the execution and delivery of this Indenture;
WHEREAS, the Trustee deems it appropriate to serve as trustee on the terms hereinafter provided, and to provide therefor, the Trustee has duly authorized the execution and delivery of this Indenture;
WHEREAS, all things necessary to make this Indenture a valid agreement of the Company, in accordance with its terms, have been done; and
WHEREAS, all things necessary to make this Indenture a valid agreement of the Trustee, in accordance with its terms, have been done.
NOW, THEREFORE, THIS INDENTURE WITNESSETH:
For and in consideration of the premises and the purchase of the Securities by the Holders thereof, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders of the Securities, as follows:
ARTICLE ONE
DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION
SECTION 1.01. Definitions.
For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires:
(1) the term “this Indenture” means this instrument as originally executed or as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof and shall include the terms of particular series of Securities established as contemplated hereunder;
(2) all references in this instrument to designated “Articles,” “Sections” and other subdivisions are to be designated Articles, Sections and other subdivisions of this instrument; the words “herein,” “hereof” and “thereunder” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision;

(3) the terms defined in this Indenture have the meanings assigned to them in this Indenture and include the plural as well as the singular;
(4) all other terms used herein which are defined in the Trust Indenture Act, or in the Commission’s rules thereunder, either directly or by reference therein, have the meanings assigned to them therein; and
(5) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles in effect in the United States at the date of such computation.
“Act,” when used with respect to any Security Holder, has the meaning specified in Section 1.04.
“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control” when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.
“Authorized Newspaper” means a newspaper published in the English language published at least once a day, and customarily published for at least five days in each calendar week, and of general circulation in the United States of America or as specified with respect to the Securities of any series the terms of which permit Unregistered Securities.
“Board of Directors” means, with respect to the Company, either the Board of Directors of the Company or the executive committee of such Board of Directors or other committee duly authorized to act on behalf of the Board of Directors with regard to a given matter.
“Board Resolution” means, with respect to the Company, a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company, as the case may be, to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification, and delivered to the Trustee.
“Business Day” means each day which is neither a Saturday, Sunday nor other day on which banking institutions or trust companies in the Place of Payment are authorized or required by law or executive order to be closed.
“Capital Stock” means, as to shares of a particular corporation, outstanding shares of stock of any class whether now hereafter authorized, irrespective of whether such class shall be limited to a fixed sum or percentage in respect of the rights of the holders thereof to participate in dividends and in the distribution of assets upon the voluntary liquidation, dissolution or winding up of such corporation.
“Commission” means the Securities and Exchange Commission, as from time to time constituted, created under the Securities Exchange Act of 1934, or if at any time after the execution of this Indenture such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties on such date.
“Company” means the Person named as the “Company” in the first paragraph of this Indenture until any successor corporation shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Company” shall mean such successor corporation.
“Company Request” and “Company Order” mean, respectively, a written request or order signed in the name of the Company by its Chairman or any Vice Chairman of the Board of Directors, President or a Vice President, and by its Chief Financial Officer, Treasurer, an Assistant Treasurer, Controller, an Assistant Controller, Secretary or an Assistant Secretary, and delivered to the Trustee.
“Corporate Trust Office” means the principal office of the Trustee at which at any particular time its corporate trust business shall be administered, except that, with respect to presentation of Registered Securities for payment or for registration of transfer and exchange, presentation of Unregistered Securities for registration and the location of the Securities Register, such term shall mean such office or the agency of the Trustee designated for such purpose.
“Defaulted Interest” has the meaning specified in Section 3.07.
“Depositary” means (i) with respect to any series of Securities for which the Company shall determine that such Securities will be issued as a Global Security and as a Registered Security, The Depository Trust Company, New York, New York, another clearing agency or any successor registered under the Securities and Exchange Act of 1934, as amended, or other applicable statute or regulation, which, in each case, shall be designated by the Company pursuant to either Section 2.05 or 3.01, or (ii) with respect to any series of Securities for which the Company shall determine that such Securities will be issued as a Global Security and as an Unregistered Security, such person as the Company shall designate pursuant to Section 2.05 or 3.01, and if at any time there is more than one such Person, “Depositary” as used with respect to the Securities of any such series shall mean the Depository with respect to the Securities of that series.
“Event of Default” has the meaning specified in Section 7.01(a).
“Fully Registered Security” means any Security registered as to principal and interest, if any.
“Global Security” means, with respect to any series of Securities, a Security executed by the Company and authenticated and delivered by the Trustee to the Depositary or pursuant to the Depositary’s instruction, all in accordance with this Indenture and pursuant to a Company Order, which shall represent, and shall be denominated in an amount equal to the aggregate principal amount of, all of the Outstanding Securities of such series or any portion thereof, in either case having the same terms, including, without limitation, the same issue date, date or dates on which principal is due, and interest rate or method of determining interest and which, if the Securities of the series are Registered Securities, shall be registered in the name of the Depositary, or its nominee.

“Government Obligations” means, with respect to the Securities of any series, securities which are (i) direct obligations of the United States of America the payment of which its full faith and credit is pledged or (ii) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depositary receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act of 1933, as amended) as custodian with respect to any such Government Obligation or a specific payment of interest on or principal of any such Government Obligation held by such custodian for the account of the holder of such depositary receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depositary receipt from any amount received by the custodian in respect of the Government Obligation or the specific payment of interest on or principal of the Government Obligation evidenced by such depositary receipt.
“Holder” means, with respect to a Registered Security, any person in whose name at the time a particular Registered Security is registered in the Securities Register, and with respect to an Unregistered Security, the bearer of such Unregistered Security.
“Indenture” means this instrument as originally executed and delivered or, if amended or implemented as herein provided, as so amended or supplemented, and shall include the forms and terms of particular series of Securities as contemplated hereunder, regardless of the currency or currency unit in which such securities are denominated.
“Interest Payment Date,” when used with respect to any series of Securities, means the Stated Maturity of an installment of interest in the Securities of such series.
“Maturity,” when used with respect to any Security, means the date on which the principal of such Security becomes due and payable as therein or herein provided, whether on a Repayment Date, at the Stated Maturity or by declaration of acceleration, call for redemption or otherwise.
“Officers’ Certificate” means a certificate signed by the Chairman or any Vice Chairman of the Board of Directors, the President or Vice President, and by the Chief Financial Officer, Treasurer, an Assistant Treasurer, the Controller, an Assistant Controller, the Secretary or an Assistant Secretary of the Company. Each Officers’ Certificate shall include the statements required by Section 1.02.
“Opinion of Counsel” means a written opinion of counsel, who may be an employee of or counsel for the Company and who shall be satisfactory to the Trustee. Each Opinion of Counsel shall include the statements required by Section 1.02.
“Original Issue Discount Security” means any Security which provides for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration of the Maturity thereof pursuant to Section 7.02.

“Outstanding,” when used with respect to Securities of any or all series, means, as of the date of determination, all such Securities theretofore authenticated and delivered under this Indenture except:
(i) Securities theretofore cancelled by the Trustee or delivered to the Trustee for cancellation;
(ii) Securities, or portions thereof, for whose payment or redemption money in the necessary amount has been theretofore deposited with the Trustee or any Paying Agent (other than the Company) in trust for the Holders of such Securities, provided that, if such Securities are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision therefor satisfactory to the Trustee has been made; and
(iii) Securities in exchange for or in lieu of which other Securities have been authenticated and delivered, or Securities which have been paid, pursuant to this Indenture, unless proof satisfactory to the Trustee is presented that any such Securities are held by bona fide purchasers; provided, however, that in determining whether the Holders of the requisite principal amount of Securities Outstanding have given any request, demand, authorization, direction, notice, consent or waiver hereunder, (i) the principal amount of an Original Issue Discount Security that shall be deemed to be Outstanding shall be the amount of the principal thereof that would be due and payable as of the date of such determination upon a declaration of acceleration of the Maturity thereof pursuant to Section 7.02 and (ii) Securities owned by the Company or any other obligor upon the Securities or by any Affiliate of the Company or such other obligor shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Securities which the Trustee knows to be so owned shall be so disregarded. Securities so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee’s right so to act with respect to such Securities and that the pledgee is not the Company or any other obligor upon the Securities or any Affiliate of the Company or such other obligor.
“Paying Agent” means any Person authorized by the Company to pay the principal of, premium, if any, or interest on any Securities on behalf of the Company in accordance with Section 5.01.
“Person” means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.
“Place of Payment” when used with respect to the Securities of any series, means the place or places where the principal of, and premium, if any and interest if any on, the Securities of such series are payable as specified pursuant to Section 3.01.
“Predecessor Securities” of any particular Security means every previous Security evidencing all or a portion of the same debt as that evidenced by such particular Security, and for the purposes of this definition any Security authenticated and delivered under Section 3.06 in lieu of a lost, destroyed or stolen security shall be deemed to evidence the same debt as the lost, destroyed or stolen Security.
“Principal Corporate Trust Office” means the principal corporate trust office of the Trustee at the location set forth in the first paragraph of this Indenture, or at such other location as the Trustee may from time to time designate by written notice to the Company.
“Redemption Date,” when used with respect to any Security to be redeemed, means the date fixed for such redemption by or pursuant to this Indenture.
“Redemption Price,” when used with respect to any Security to be redeemed, means the price at which it is to be redeemed pursuant to this Indenture.
“Registered Holder” means, with respect to a Registered Security, the Person in whose name such Security is registered in the Securities Register.
“Registered Security” means any Security registered as to principal.
“Regular Record Date” for the interest payable on any Security on any Interest Payment Date means the date, if any, specified in such Security as the “Regular Record Date.”
“Repayment Date,” when used with respect to any Security to be repaid, means the date fixed for repayment pursuant to the terms of such Security.
“Responsible Officer,” when used with respect to the Trustee, shall mean the Chairman or Vice Chairman of the Board of Directors, the Chairman or Vice Chairman of the Executive Committee of the Board of Directors, the President, any Vice President, any Second or Assistant Vice President, the Cashier, any Assistant Cashier, the Secretary, any Assistant Secretary, the Treasurer, any Assistant Treasurer, any Senior Trust Officer, any Trust Officer, any Assistant Trust Officer, the Controller, any Assistant Controller or any other officer or assistant officer of the Trustee customarily performing functions similar to those performed by the persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of his knowledge of and familiarity with the particular subject.
“Security” or “Securities” has the meaning specified in the second paragraph of this Indenture and more particularly shall mean any Registered or Unregistered Securities authenticated and delivered under this Indenture.
“Security Register” and “Security Registrar” have the meanings specified in Section 3.05.
“Special Record Date” for the payment of any Defaulted Interest means the date fixed by the Trustee pursuant to Section 3.07.
“Stated Maturity,” when used with respect to any Security or any installment of principal or interest thereon, means the date specified in such Security as the fixed date on which the principal of such Security or such installment of principal or interest is due and payable.

“Subsidiary” means any corporation a majority of the Voting Shares of which at the time are owned directly or indirectly by the Company or by one or more other Subsidiaries.
“Trust Indenture Act” or “TIA” means the Trust Indenture Act of 1939, as amended, and as in force at the date as of which this instrument was executed; provided that in the event the Trust Indenture Act of 1939 is amended after such date, “Trust Indenture Act” means, to the extent required by any such amendment, the Trust Indenture Act of 1939 as so amended.
“Trustee” means the Person designated as the Trustee for any series of Securities pursuant to Section 3.01 of this Indenture until any successor Trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Trustee” shall mean such successor Trustee, provided, however, that if at any time there is more than one such Person, “Trustee” as used with respect to the Securities of any series shall mean only the Trustee with respect to the Securities of that series.
“Unregistered Security” means any Security that is not registered as to principal.
“Vice President,” when used with respect to the Company or the Trustee, means any vice president, whether or not designated by a number or a word or words added before or after the title “vice president.”
SECTION 1.02. Compliance Certificates and Opinions.
Upon any application or request by the Company to the Trustee to take any action under any provision of the Indenture, the Company shall furnish to the Trustee an Officers’ Certificate stating that all conditions precedent, if any, provided for in this Indenture (including any covenants compliance with which constitutes a condition precedent) relating to the proposed action have been complied with and an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent, if any, have been complied with.
Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than annual certificates provided pursuant to Section 5.04) shall include:
(1) a statement that each individual signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;
(2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;
(3) a statement that, in the opinion of each such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(4) a statement as to whether, in the opinion of each such individual, such condition or covenant has been complied with.
SECTION 1.03. Form of Documents Delivered to Trustee.
In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by an opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.
Any certificate or opinion of an officer of the Company may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his certificate or opinion is based are erroneous. Any such certificate or opinion of counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Company stating that the information with respect to such factual matters is in the possession of the Company unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.
Any certificate, statement or opinion of an officer of the Company or of counsel may be based, insofar as it relates to accounting matters, upon a certificate or opinion of or representations by an accountant or firm of accountants in the employ of the Company, unless such officer or counsel, as the case may be, knows that the certificate or opinion or representations with respect to the accounting matters which his certificate, statement or opinion may be based as aforesaid are erroneous, or in the exercise of reasonable care should know that the same are erroneous.
Any certificate or opinion of any independent firm of public accountants filed with the Trustee shall contain a statement that such firm is independent.
Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.
SECTION 1.04. Acts of Security Holders.
(a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Security Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Security Holders in person or by agent duly appointed in writing; and except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the Company. Such instrument or instruments and any such record (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the “Act” of the Security Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and (subject to Section 8.01) conclusive in favor of the Trustee and the Company, if made in the manner provided in this Section. With respect to Registered Securities, the Company may set a record date for purposes of determining the identity of Holders entitled to vote or consent to any action by vote or consent authorized or permitted under this Indenture, which record date shall be the later of 10 days prior to the first solicitation of such consent or the date of the most recent list of Holders furnished to the Trustee pursuant to Section 6.01 of this Indenture prior to such solicitation. If a record date is fixed, those persons who were Holders of Securities at such record date (or their duly designated proxies), and only those persons, shall be entitled to take such action by vote or consent or to revoke any vote or consent previously given, whether or not such persons continue to be Holders after such record date. No such vote or consent shall be valid or effective for more than 120 days after such record date.
(b) The fact and date of the execution by any Person of any such instrument or writing may be proved in any reasonable manner which the Trustee deems sufficient.
(c) The ownership of Registered Securities of any series shall be proved by the Security Register for such series or by a certificate of the Security Register for such series; the ownership of unregistered Securities of any series shall be proved by proof of possession reasonably satisfactory to the Trustee.
(d) Any request, demand, authorization, direction, notice, consent, waiver or other action by the Holder of any Security shall bind the Holder of every security issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof, in respect of anything done, offered to be done or omitted to be done by the Trustee, the Company in reliance thereon, whether or not notation of such action is made upon such Security.
(e) The Trustee may require such additional proof of any matter referred to in this Section as it shall deem necessary.
SECTION 1.05. Notices, etc., to Trustee and Company.
Any request, demand, authorization, direction, notice, consent, waiver or Act of Security Holders or other document provided or permitted by this Indenture to be made upon, given or furnished to, or filed with,
(1) the Trustee by any Security Holder or by the Company shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing to or with the Trustee and received at the Principal Corporate Trust Office, and, in respect of Unregistered Securities, at the Corporate Trust Office of the Trustee referred to in Section 5.02, or
(2) the Company by the Trustee or by any Security Holder shall be sufficient for every purpose hereunder (except as provided in Section 7.01(a)(3)) if in writing and mailed, first class, postage prepaid, to the Company, as the case may be, addressed to it at the address of its principal executive office specified in the first paragraph of this Indenture or at any other address previously furnished in writing to the Trustee by the Company.
SECTION 1.06. Notices to Holders; Waiver.
Where this Indenture provides for notice to Holders of any event, (1) if any of the Securities affected by such event are Fully Registered Securities, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed by first class mail, postage prepaid, to such Holders as their names and addresses appear in the Security Register within the time prescribed and (2) if any of the Securities affected by such event are Unregistered Securities, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed by first class mail, postage prepaid, to such Holders in the manner and the extent provided in Section 313(c) of the Trust Indenture Act and if published in an Authorized Newspaper or Newspapers in such city or cities as may be provided elsewhere in this Indenture or specified as contemplated by Section 3.01 on a Business Day at least twice, the first such publication to be not earlier than the earliest date and not later than the latest date prescribed for the giving of such notice. Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance on such waiver. In any case where notice to Holders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed to any particular Holder shall affect the sufficiency of such notice with respect to other Holders, and any notice which is mailed in the manner herein provided shall be conclusively presumed to have been duly given. If in the event of suspension of regular mail service or for any other reason it shall be impracticable to give such notice to Registered Holders by mail, then such a notification as shall be made to Registered Holders with the approval of the Trustee shall constitute a sufficient notification for every purpose hereunder. In case by reason of the suspension of publication of any Authorized Newspaper or by reason of any other cause it shall be impracticable to publish any notice to Holders of Unregistered Securities as provided above then said notification to Holders of Unregistered Securities as shall be given with the approval of the Trustee shall constitute sufficient notice to such Holders for every purpose hereunder.
SECTION 1.07. Conflict with Trust Indenture Act.
If any provision hereof limits, qualifies or conflicts with a provision of the Trust Indenture Act that is required under such Act to be a part of and govern this Indenture, the latter provision shall control. If any provision of this Indenture modifies or excludes any provision of the Trust Indenture Act that may be so modified or excluded, the latter provision shall be deemed to apply to this Indenture as so modified or to be excluded, as the case may be.
SECTION 1.08. Effect of Headings and Table of Contents.
The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

SECTION 1.09. Successors and Assigns.
All covenants and agreements in this Indenture by the Company shall bind its successors and assigns, whether expressed or not.
SECTION 1.10. Separability Clause.
In case any provision in this Indenture or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.
SECTION 1.11. Benefits of Indenture.
Nothing in this Indenture or in the Securities express or implied shall give to any Person, other than the parties hereto and their successors and assigns hereunder, the Holders of the Securities, any benefit of any legal or equitable right, remedy or claim under this Indenture.
SECTION 1.12. Legal Holidays.
In any case where the date of an Interest Payment Date, a Redemption Date or a Repayment Date or the Stated Maturity of any Security shall not be a Business Day at any place of Payment with respect to the Securities of that series, then (notwithstanding any other provision of the Securities or this Indenture) payment of the principal of or interest on any such Securities need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the nominal date of any such Interest Payment Date, Redemption Date or Repayment Date or Stated Maturity, and no interest shall accrue for the period from and after such nominal date.
SECTION 1.13. Governing Law.
This Indenture and the Securities shall be governed by and construed in accordance with the laws of the State of New York, without regard to principles of conflicts of law.
SECTION 1.14. Waiver of Jury Trial.
EACH OF THE COMPANY AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE SECURITIES OR THE TRANSACTIONS CONTEMPLATED HEREBY.
SECTION 1.15. Force Majeure.
In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations under this Indenture arising out of or caused by, directly or indirectly, forces beyond its reasonable control, including without limitation strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software or hardware) services.
ARTICLE TWO
FORMS
SECTION 2.01. Forms Generally.
The Securities of each series and the certificates of authentication on the Securities shall be in substantially the form as shall be established pursuant to this Article and Section 3.01 in each case with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture, and may have such letters, numbers or other marks of identification or designation and such legends or endorsements placed thereon as the Company may deem appropriate and as are not inconsistent with the provisions of this Indenture or as may be required to comply with any law or with any rules or regulations made pursuant thereto or with any rules or regulations of any securities exchange or as may, consistently herewith, be determined by the officers executing such Securities, as evidenced by their execution of the Securities.
The definitive Securities of each series shall be printed, lithographed or engraved on steel engraved borders or may be produced in any other manner all as determined by the officers executing such Securities, as evidenced by their execution of each Securities, subject, with respect to the Securities of any series, to the rules of any securities exchange on which the Securities of such series are listed.
SECTION 2.02. Form of Trustee’s Certificate of Authentication.
The Trustee’s Certificate of Authentication on all Securities shall be in substantially the following form:
This is one of the Securities of the series designated herein referred to in the within-mentioned Indenture.

[NAME OF TRUSTEE], as Trustee
By
Authorized Officer

SECTION 2.03. Form of Security.
Each Security shall be in a form approved from time to time by or pursuant to a Board Resolution, or established in one or more indentures supplemental hereto. Prior to the delivery of a Security to the Trustee for authentication in a form approved by or pursuant to a Board Resolution, the Company shall deliver to the Trustee the Board Resolution by or pursuant to which such form of Security has been approved, which Board Resolution shall have attached thereto a true and correct copy of the form of Security which has been approved by or pursuant thereto, and, if a Board Resolution authorizes a specific officer or officers of the Company to approve a form of Security, a certificate of such officer or officers approving the form of Security attached thereto. Any form of Security approved by or pursuant to a Board Resolution must be acceptable as to form to the Trustee, such acceptance to be evidenced by a certificate signed by a Responsible Officer of the Trustee and delivered to the Company or the Trustee’s execution of the certificate of authentication appearing thereon.
SECTION 2.04. [Reserved.]
SECTION 2.05. Securities Issuable in the Form of a Global Security.
(a) If the Company shall establish pursuant to Section 3.01 that the Securities of a particular series are to be issued in whole or in part in one or more Global Securities as Registered Securities or Unregistered Securities, then the Company shall execute and the Trustee shall, in accordance with Section 3.03 and the Company Order delivered to the Trustee thereunder, authenticate and deliver a Global Security or Securities which (i) shall represent, and shall be denominated in an amount equal to the aggregate principal amount of, the Outstanding Securities of such series to be represented by such Global Security or Securities, (ii) shall be registered in the name of the Depositary for such Global Security or Securities or its nominee, (iii) shall be delivered by the Trustee to the Depositary or pursuant to the Depositary’s instruction, and (iv) shall bear a legend substantially to the following effect: “Except as otherwise provided in Section 2.05 of the Indenture, this Security may be transferred, in whole but not in part, only to a nominee of the Depositary, or by a nominee of the Depositary to the Depositary, or to a successor Depositary or to a nominee of such successor Depositary.”
Each Depositary designated pursuant to Section 3.01 for a Global Security that is a Registered Security must, at the time of its designation and at all times while it serves as Depositary, be a clearing agency registered under the Securities Exchange Act of 1934, as amended, and any other applicable statute or regulation.
(b) Notwithstanding any other provision of this Section 2.05 or of Section 3.05, the Global Security of a series may be transferred, in whole but not in part and in the manner provided in Section 3.05, only to a nominee of the Depositary for such series or by a nominee of the Depositary to the Depositary, or to a successor Depositary for such series selected or approved by the Company or to a nominee of such successor Depositary.
(c) If at any time the Depositary for a series of Securities notifies the Company that it is unwilling or unable to continue as Depositary for such series or if at any time the Depositary for such series shall no longer be eligible under Section 2.05(a) and a successor Depositary for such series is not appointed by the Company within 90 days after the Company receives such notice or becomes aware of such condition, as the case may be, this Section 2.05 shall no longer be applicable to the Securities of such series and the Company will execute, and the Trustee will, in accordance with Section 3.03 and a Company Order delivered to the Trustee, authenticate and deliver, Securities of such series, in like tenor and terms in definitive form, in authorized denominations, and in an aggregate principal amount equal to the principal amount of the Global Security of such series in exchange for such Global Security. In addition, the Company may, subject to the procedures of the Depositary, at any time determine that the Securities of any series shall no longer be represented by a Global Security and that the provisions of this Section 2.05 shall no longer apply to the Securities of such series. In such event the Company will execute and the Trustee, upon receipt of an Officers’ Certificate evidencing such determination by the Company, will authenticate and deliver Securities of such series, in like tenor and terms in definitive form, in authorized denominations, and in an aggregate principal amount equal to the principal amount of the Global Security of such series in exchange for such Global Security. If specified by the Company pursuant to Section 3.01 with respect to a series of Securities, the Depositary for such series of Securities may surrender a Global Security for such series of Securities in exchange in whole or in part for Securities of such series of like tenor and terms and in definitive form on such terms as are acceptable to the Company, the Trustee and such Depositary. Thereupon, the Company shall execute, and the Trustee, upon receipt of an Officers’ Certificate evidencing such determination by the Company, will authenticate and deliver definitive Securities of such series without service charge:
(1) to the Depositary or to each Person specified by such Depositary a new Security or Securities of the same series, of like tenor and terms and of any authorized denomination as requested by such Person in aggregate principal amount equal to and in exchange for such Person’s beneficial interest in the Global Security; and
(2) to such Depositary a new Global Security of like tenor and terms and in an authorized denomination equal to the difference, if any, between the principal amount of the surrendered Global Security and the aggregate principal amount of Securities delivered to Holders thereof.
In any exchange provided for in this Section 2.05(c), the Company will execute and the Trustee, pursuant to a Company Order, will authenticate and deliver Securities
(i) as Registered Securities in authorized denominations, if the Securities of such series are issuable as Registered Securities;
(ii) as Unregistered Securities in authorized denominations if the Securities of such series are issuable as Unregistered Securities; or
(iii) as either Registered or Unregistered Securities, if the Securities of such series are issuable in either form.
Upon the exchange of Global Security for Securities in definitive form, such Global Security shall be cancelled by the Trustee. Registered Securities issued in exchange for a Global Security pursuant to this Section shall be registered in such names and in such authorized denominations, and delivered to such addresses, as the Depositary for such Global Security, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Trustee in writing. The Trustee shall deliver such Registered Securities to the persons in whose names such Securities are so registered or to the Depositary in accordance with a Company Order. The Trustee shall deliver Unregistered Securities issued in exchange for a Global Security pursuant to this Section to the Depositary or to the Persons at such addresses, and in such authorized denominations, as the Depositary for such Global Security, pursuant to instructions from its direct or indirect participants or otherwise shall instruct the Trustee in writing.
ARTICLE THREE
THE SECURITIES
SECTION 3.01. Title and Terms.
The aggregate principal amount of Securities which may be authenticated and delivered under this Indenture is unlimited. The Securities may be issued up to the aggregate principal amount of Securities from time to time authorized by or pursuant to a Board Resolution.
The Securities may be issued in one or more series. All Securities of each series issued under this Indenture shall in all respects be equally and ratably entitled to the benefits hereof with respect to such series without preference, priority or distinction on account of the actual time or times of the authentication and delivery or Maturity of the Securities of such series. There shall be established in or pursuant to a Board Resolution, and set forth in an Officers’ Certificate of the Company, or established in one or more indentures supplemental hereto, which shall be delivered to the Trustee prior to the issuance of Securities of any series:
(1) the form of the Securities of the series;
(2) the title of the Securities of the series (which shall distinguish the Securities of the series from all other Securities);
(3) any limit upon the aggregate principal amount of the Securities of the Series which may be authenticated and delivered under this Indenture (except for Securities authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Securities of that series pursuant to this Article Three and Sections 2.05, 3.05, 3.06 and 4.03);
(4) the date or dates on which such Securities may be issued;
(5) the date or dates, which may be serial, on which the principal of, and premium, if any, on the Securities of such series shall be payable;
(6) the rate or rates, or the method of determination thereof, at which the Securities of such series shall bear interest, if any, the date or dates from which such interest shall accrue, the Interest Payment Dates on which such interest shall be payable and, in the case of Registered Securities, the record dates, if other than as set forth in Section 3.07, for the determination of Holders to whom interest is payable, whether any special terms and conditions relating to the payment of additional amounts in respect of payments on the Securities of such series shall in the event of certain changes in the United States Federal income tax laws apply to the Unregistered Securities of such series or to Registered Securities of such series, and the circumstances, if any, under which a Holder may elect to receive interest in a form other than as provided in Section 5.01;
(7) the place or places where the principal of, and premium, if any, and interest, if any, on Securities of the series shall be payable (if other than as provided in Section 5.02);
(8) the provisions, if any, establishing the price or prices at which, the period or periods within which and the terms and conditions upon which Securities of the series may be redeemed, in whole or in part, at the option of the Company, pursuant to any sinking fund or otherwise, and whether any special terms and conditions of redemption shall apply to Unregistered Securities of such series or to Registered Securities of such series;
(9) the obligation, if any, of the Company to redeem, purchase or repay Securities of the series pursuant to the sinking fund provisions or at the option of a Holder thereof and the price or prices, in the currency or currency unit in which the Securities of such series are payable, at which and the period or periods within which and the terms and conditions upon which Securities of the series shall be redeemed, purchased or repaid, in whole or in part, pursuant to such obligation;
(10) if other than denominations of $2,000 and any integral multiples of $1,000, the denominations in which Securities of such series shall be issuable;
(11) if other than the principal amount thereof, the portion of the principal amount of Securities of such series which shall be payable upon declaration of acceleration of the Maturity thereof pursuant to Section 7.02 or provable in bankruptcy pursuant to Section 7.04;
(12) whether payment of the principal of, premium, if any, and interest, if any, on the Securities of such series shall be with or without deduction for taxes, assessments or governmental charges, and with or without reimbursement of taxes, assessments or governmental charges paid by Holders;
(13) any Events of Default or Defaults with respect to the Securities of such series, if not set forth herein;
(14) in case the Securities of such series do not bear interest, the applicable dates for the purpose of clause (a) of Section 6.01;
(15) whether the Securities of such series are to be issued as Registered Securities or Unregistered Securities or both, and, if Unregistered Securities are issued, whether Unregistered Securities of such series may be exchanged, for Registered Securities or Fully Registered Securities of such series and whether Registered Securities or Fully Registered Securities of such series may be exchanged for Unregistered Securities of such series and the circumstance under which and the place or places where any such exchanges, if permitted, may be made;
(16) the currency or currencies, or currency unit or currency units are to be denominated, payable, redeemable or repurchaseable, as the case may be, and whether such principal, premium, if any, and interest, if any, payable otherwise than in U.S. Dollars may, at the option of the Holders of any Security of such series, also payable in U.S. Dollars;
(17) if other than as set forth in Section 11.01, provisions for the satisfaction and discharge of the indebtedness represented by the Securities of such series;
(18) whether the Securities of such series are issuable as a Global Security and, in such case, the identity of the Depositary for such series;
(19) if the amount of payment of principal of (and premium, if any) or interest on the Securities of such series may be determined with reference to an index, formula or other method based on a coin, currency or currency unit other than that in which the Securities are stated to be payable or otherwise, the manner in which such amounts shall be determined;
(20) any other terms of such series (which terms shall not be inconsistent with the provisions of this Indenture); and
(21) any trustees, paying agents, transfer agents or registrars with respect to the Securities of such series.
The Trustee shall be entitled to receive and shall be fully protected in relying on, in addition to the Opinion of Counsel to be furnished to the Trustee pursuant to Section 1.02 with the Officers’ Certificate relating to the issuance of any series of Securities, an Opinion of Counsel stating that:
(i) all instruments furnished to the Trustee conform to the requirements of this Indenture and constitute sufficient authority hereunder for the Trustee to authenticate and deliver such Securities;
(ii) all laws and requirements with respect to the form and execution by the Company of the supplemental indenture, if any, have been complied with and that the execution and delivery of the supplemental indenture, if any, by the Trustee will not violate this Indenture, the Company has corporate power to execute and deliver any such supplemental indenture and has taken all necessary corporate action for those purposes and any such supplemental indenture has been executed and delivered and constitutes the legal, valid and binding obligation of the Company enforceable in accordance with its terms (subject, as to enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting creditors’ rights generally from time to time in effect);

(iii) the form and terms of such Securities have been established in conformity with the provisions of this Indenture;
(iv) all laws and requirements with respect to the execution and delivery by the Company of such Securities endorsed thereon have been complied with and the authentication and delivery of any such Securities by the Trustee will not violate the terms of the Indenture, the Company has the corporate power to issue such Securities, and such Securities have been duly authorized and delivered by the Company, and, assuming due authentication and delivery of such Securities by the Trustee and payment therefor, such Securities constitute legal, valid and binding obligations of the Company, enforceable in accordance with their terms (subject, as to enforcement of remedies to applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting creditors’ rights generally from time to time in effect) and entitled to the benefits of this Indenture and all other Securities, if any, of such series Outstanding;
(v) the amount of the Securities Outstanding, including such Securities, does not exceed the amount at the time permitted by law; and
(vi) the issuance of such Securities will not contravene the Certificate of Incorporation or the By-Laws of the Company or result in any violation of any of the terms or the provisions of any indenture, mortgage or other agreement known to such counsel by which the Company or any of its subsidiaries is bound.
In addition, the opinion and the Officers’ Certificate will cover such other matters as the Trustee may reasonably request.
SECTION 3.02. Denominations.
The Securities of each series shall be issuable in such denominations as shall be specified in the Form of Security for such series approved or established pursuant to Section 2.03 or in the Officers’ Certificate delivered pursuant to Section 3.01. In the absence of any specification with respect to the Securities of any series, the Securities of such series shall be issuable as Fully Registered Securities in denominations of $2,000 and any integral multiples of $1,000, and shall be payable in U.S. Dollars.
SECTION 3.03. Execution, Authentication and Delivery.
The Securities shall be executed on behalf of the Company by its Chairman, Vice Chairman, President or one of its Executive Vice Presidents or Senior Vice Presidents under its corporate seal, which may be in facsimile form and may be imprinted or otherwise reproduced thereon and attested by its Secretary or one of its Assistant Secretaries. The signature of any of these officers on the Securities may be manual or facsimile. Typographical and other minor errors or defects in any such reproduction of the seal or any such signature shall not affect the validity or enforceability of any Security that has been duly authenticated and delivered by the Trustee.

Securities bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the Company shall bind the Company, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Securities or did not hold such offices at the date of such Securities.
At any time and from time to time after the execution and delivery of this Indenture, the Company may deliver Securities of any series executed by the Company to the Trustee for authentication, and the Trustee shall authenticate and deliver such Securities to or upon a Company Order, an Officers’ Certificate and an Opinion of Counsel without any further action by the Company.
The Trustee shall have the right to decline to authenticate and deliver any Security under this Section if the Trustee, being advised by counsel, determines that such action may not lawfully be taken or if the Trustee in good faith by its board of directors or trustees, executive committee, or a trust committee of directors or trustees and/or vice presidents shall determine that such action would expose the Trustee to personal liability.
All Registered Securities shall be dated the date of their authentication; provided, however, that if provided for in the form of Security, interest may accrue from a date other than the authentication date.
No Security shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose, unless there appears on such Security a certificate of authentication substantially in the form provided for herein executed by the Trustee by manual signature, and such certificate upon any Security shall be conclusive evidence, and the only evidence, that such Security has been duly authenticated and delivered hereunder.
Notwithstanding the provisions of Section 3.01 and of this Section 3.03, if all Securities of a series are not to be originally issued at one time, it shall not be necessary to deliver the Officers’ Certificate or supplemental indenture otherwise required pursuant to Section 3.01 or the Company Order, Officers’ Certificate and Opinion of Counsel required pursuant to this Section 3.03 at or prior to the time of authentication of each Security of such series if such documents are delivered at or prior to the time of authentication upon original issuance of the first Security of such series to be issued; provided, however, that any subsequent request by the Company to the Trustee to authenticate Securities of such series shall constitute a representation and warranty by the Company that as of the date of such request the statements made in the Officers’ Certificate delivered pursuant to Section 3.01 shall be true and correct on the date thereof as if made on and as of the date thereof and that the Opinion of Counsel delivered at or prior to such time of authentication shall relate to all subsequent issuances of Securities of such series that are identical to the Securities issued in the first issuance of Securities of such series.
SECTION 3.04. Temporary Securities.
Pending the preparation of definitive Securities for any series, the Company may execute and upon Company Order the Trustee shall authenticate and deliver temporary Securities for such series (printed, lithographed, typewritten or otherwise reproduced, in each case in form satisfactory to the Trustee). Temporary Securities of any series shall be issuable in any authorized denomination and substantially in the form of the definitive Securities of such series in lieu of which they are issued but with such omissions, insertions and variations as may be appropriate for temporary securities, all as may be determined by the Company with the concurrence of the Trustee. Temporary Securities may contain such reference to any provisions of this Indenture as may be appropriate. Every temporary Security shall be executed by the Company and be authenticated by the Trustee upon the same conditions and in substantially the same manner, and with like effect, as the definitive Securities. Temporary Securities may be issued as Registered Securities or Unregistered Securities. Without unreasonable delay the Company shall execute and shall furnish definitive Securities of such series and thereupon temporary Securities of such series may be surrendered in exchange therefor without charge to a Holder at the Corporate Trust Office of the Trustee, or, in the case of temporary Securities issued in respect of the Unregistered Securities of any series, at the Corporate Trust Office of the Trustee located in a city specified elsewhere in this Indenture or pursuant to Section 3.01, and the Trustee shall authenticate and deliver in exchange for such temporary Securities an equal aggregate principal amount of definitive Securities of the same series. Such exchange shall be made by the Company at its own expense and without any charge therefor to a Holder except that in case of any such exchange involving any registration of transfer the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto. Until so exchanged, the temporary Securities of any series shall in all respects be entitled to the same benefits under this Indenture as definitive Securities of such series authenticated and delivered hereunder.
SECTION 3.05. Registration, Registration of Transfer and Exchange.
Subject to the conditions set forth below, Securities of any series may be exchanged for a like aggregate principal amount of Securities of the same series of other authorized denominations. Securities to be exchanged shall be surrendered at the offices or agencies to be maintained by the Company for such purposes as provided in Section 5.02, and the Company shall execute and register, and the Trustee shall authenticate and deliver in exchange therefor the Security or Securities which the Holder making the exchange shall be entitled to receive.
The Company shall keep or cause to be kept, at one of its said offices or agencies, a register for each series of Securities issued hereunder which may include Registered Securities (hereinafter collectively referred to as the “Securities Register”) in which, subject to such reasonable regulations as it may prescribe, and subject also to the provisions of Section 2.05, the Company shall provide for the registration of Registered Securities of such series and shall register the transfer of Registered Securities of such series as in this Article Three provided. The Securities Register shall be in written form or in any other form capable of being converted into written form within a reasonable time. The Trustee is hereby appointed “Securities Registrar” for the purpose of registering Registered Securities and registering transfers of Registered Securities as herein provided. Subject to the provisions of Section 2.05, upon due presentment for registration of transfer of any Security of any series at any such office or agency, the Company shall execute and register, and the Trustee shall authenticate and deliver in the name of the transferee or transferees a new Registered Security or Securities of the same series for an equal aggregate principal amount.

Subject to the provisions of Section 2.05, at the option of the Holder thereof, Securities of any series, whether Registered Securities or Unregistered Securities, which by their terms are registrable as to principal only or as to principal and interest, may, to the extent and under the circumstances specified pursuant to Section 3.01, be exchanged for such Registered Securities or Fully Registered Securities of such series, as may be issued by the terms thereof. Securities of any series, whether Registered Securities or Unregistered Securities, which by their terms provide for the issuance of Unregistered Securities, may not, except to the extent and under the circumstances specified pursuant to Section 3.01, be exchanged for Unregistered Securities of such series.
Upon presentation for registration of any Unregistered Security of any series which by its terms is registrable as to principal, at the office or agency of the Company to be maintained as provided in Section 5.02, such Security shall be registered as to principal in the name of the Holder thereof, and such registration shall be noted on such Security. Any Security so registered shall be transferable on the Securities Register of the Company upon presentation of such Security at such office or agency for similar notation thereon, but, to the extent permitted by law, such Security may be discharged from registration by being in a like manner transferred to bearer, whereupon transferability by delivery shall be restored. To the extant permitted by law, Unregistered Securities shall continue to be subject to successive registrations and discharges from registration at the option of the Holders thereof.
Unregistered Securities shall be transferred by delivery. All Securities presented for registration of transfer or for exchange, redemption or payment shall (if so required by the Company or the Securities Registrar) be duly endorsed, by, or be accompanied by a written instrument or instruments of transfer in form satisfactory to the Company and the Securities Registrar duly executed by, the Holder thereof or its attorney, duly authorized in writing.
Each Security endorsed thereon issued upon registration of transfer or exchange of Securities pursuant to this Section 3.05 shall be the valid obligation of the Company, evidencing the same indebtedness and entitled to the same benefits under this Indenture as the Security or Securities surrendered upon registration of such transfer or exchange.
No service charge shall be made to a Holder for any registration of transfer or exchange of Securities, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Securities, other than exchanges pursuant to Section 3.04, 4.03 or 9.06 not involving any transfer.
The Company shall not be required (a) to issue, exchange or register the transfer of any Securities of any series during a period beginning at the opening of business 15 days before the day of the mailing of a notice of redemption of Securities of such series and ending at the close of business an the day of such mailing, or (b) to exchange or register the transfer of any Securities selected, called or being called for redemption except, in the case of any security to be redeemed in part, the portion thereof not to be so redeemed.

SECTION 3.06. Mutilated, Defaced, Destroyed, Lost and Stolen Securities.
In case any temporary or definitive Security shall become mutilated or defaced or be destroyed, lost or stolen, and in the absence of notice to the Company or the Trustee that such Security has been acquired by a bona fide purchaser, the Company in the case of a mutilated or defaced Security shall, and in the case of a lost, stolen or destroyed Security may in its discretion, execute, and upon a Company Request, the Trustee shall authenticate and deliver, a new Security of the same series, of like tenor and principal amount, and bearing a number, letter or other distinguishing symbol not contemporaneously outstanding, or in lieu of and in substitution for the Security so destroyed, lost or stolen, or if any such Security shall have matured or shall be about to mature, instead of issuing a substituted Security, the Company in its discretion may pay or authorize the payment of the same without surrender thereof (except in the case of a mutilated Security) instead of issuing a new Security. In every case the applicant for a substituted Security shall furnish to the Company and the Trustee such security or indemnity as may be required by them to save each of them harmless, and, in every case of destruction, loss or theft, the applicant shall also furnish to the Company and the Trustee evidence to their satisfaction of the destruction, loss or theft of such Security and of the ownership thereof.
Upon the issuance of any substitute Security under this Section 3.06, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.
Every substitute Security of any series issued pursuant to the provisions of this Section 3.06 by virtue of the fact that any such Security is destroyed, lost or stolen shall constitute an additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Security shall be at any time enforceable by anyone and shall be entitled to all the benefits of (but shall be subject to all the limitations of rights set forth in) this Indenture equally and proportionately with any and all other Securities of such series duly authenticated and delivered hereunder. All Securities shall be held and owned upon the express condition that, to the extent permitted by law, the foregoing provisions of this Section 3.06 are exclusive with respect to the replacement or payment of mutilated, defaced or destroyed, lost or stolen Securities and shall, to the fullest extent permitted under applicable law, preclude any and all other rights or remedies notwithstanding any law or statute existing or hereafter enacted to the contrary with respect to the replacement or payment of negotiable instruments or other securities without their surrender.
SECTION 3.07. Payment of Interest; Interest Rights Preserved.
Unless otherwise specified as contemplated by Section 3.01, interest on any Fully Registered Security which is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the Person in whose name that Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest if provided for in the Board Resolution pursuant to Section 3.01. In the case of a Security issued between a record date and the initial Interest Payment Date relating to such record date, interest for the period beginning on the date of issue and ending on such initial

Interest Payment Date shall be paid to the person to whom such Security shall have been originally issued.
Any interest on any Fully Registered Security which is payable, but is not punctually paid or duly provided for, on any Interest Payment Date (herein called “Defaulted Interest”) shall forthwith cease to be payable to the Holder on the relevant Regular Record Date by virtue of having been such Holder; and such Defaulted Interest may be paid by the Company at its election in each case, as provided in Clause (1) or Clause (2) below:
(1) The Company may elect to make payment of any Defaulted Interest to the Persons in whose names such Fully Registered Securities (or its Predecessor Securities) are registered at the close of business on a Special Record Date for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Fully Registered Security and the date of the proposed payment, and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as in this Clause provided. Thereupon the Trustee shall fix a special Record Date for the payment of such Defaulted Interest which shall be not more than 15 nor less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Company of such Special Record Date, and, in the name and at the expense of the Company shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be mailed, first class, postage prepaid, to each Holder of a Fully Registered Security at his address as it appears in the Security Register, not less than 10 days prior to such Special Record Date. The Trustee may, in its discretion, in the name and at the expense of the Company cause a similar notice to be published at least once in an Authorized Newspaper in the Place of Payment, but such publication shall not be a condition precedent to the establishment of such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been given as aforesaid, such Defaulted Interest shall be paid to the Persons whose names the Fully Registered Securities (or its Predecessor Securities) are registered on such Special Record Date and shall no longer be payable pursuant to the following Clause (2).
(2) The Company may make payment of any Defaulted Interest on any such Fully Registered Security in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Fully Registered Securities of that series may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this Clause, such manner of payment shall be deemed practicable by the Trustee.

Subject to the foregoing provisions of this Section, each Security of any series delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Security of such series shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Security.
SECTION 3.08. Persons Deemed Owners.
The Company, the Trustee and any agent of the Company or the Trustee may deem and treat the Person in whose name any Registered Security shall be registered upon the Security Register for such series as the absolute owner of such Security (notwithstanding any notation of ownership or other writing thereon) for the purpose of receiving payment of principal of, premium, if any, and (subject to Section 3.07), if such registered Security is a Fully Registered Security, interest, if any, on, such Registered Security and for all other purposes whatsoever, whether or not such Security be overdue, and neither the Company, the Trustee nor any agent of the Company or the Trustee shall be affected by notice to the contrary. The Company, the Trustee, and any agent of the Company or the Trustee may treat the Holder of any Unregistered Security as the absolute owner of such Security for the purposes of receiving payment thereof or on account thereof and for all other purposes whatsoever whether or not such Security be overdue, and neither the Company, the Trustee, any Paying Agent nor any Security Registrar shall be affected by notice to the contrary. All such payments so made to any Holder for the time being, or upon his order shall be valid, and, to the extent of the sum or sums so paid, effectual to satisfy and discharge the liability for moneys payable upon such Security.
Notwithstanding the foregoing, with respect to any Global Security, nothing herein shall prevent the Company, the Trustee, or any agent of the Company or the Trustee, from giving effect to any written certification, proxy or other authorization furnished by a Depositary or impair, as between a Depositary and holders of beneficial interests in any Global Security, the operation of customary practices governing the exercise of the rights of the Depositary as Holder of such Global Security.
SECTION 3.09. Cancellation of Securities; Destruction Thereof.
All Securities surrendered for payment, redemption, registration of transfer or exchange, or for credit against any payment in respect of a sinking fund, if surrendered to the Company, or any Paying Agent or any Securities Registrar, shall be delivered to the Trustee for cancellation or, if surrendered to the Trustee, shall be cancelled by it, and no Securities shall be authenticated and delivered in lieu thereof except as expressly permitted by any of the provisions of this Indenture. The Trustee shall destroy cancelled Securities held by it and deliver a certificate of destruction to the Company. If the Company shall acquire any of the Securities, such acquisition shall not operate as a redemption or satisfaction of the indebtedness represented by such securities, unless and until the same are delivered to the Trustee for cancellation.
SECTION 3.10. Computation of Interest.
Except as otherwise specified in the form of Security for any series approved or established pursuant to Section 2.03 or in the Officers’ Certificate delivered pursuant to Section

3.01, with respect to Securities of any series, interest on the Securities of each series shall be computed on the basis of a 360-day year of twelve 30-day months.
SECTION 3.11. Numbers, ISINs, etc.
The Company in issuing the Securities may use CUSIP numbers and ISINs (if then generally in use) and, if so, the Trustee shall use CUSIP numbers and ISINs in notices of redemption as a convenience to Holders; provided, however, that any such notice may state that no representation is made as to the correctness of such numbers, either as printed on the Securities or as contained in any notice of a redemption that reliance may be placed only on the other identification numbers printed on the Securities and that any such redemption shall not be affected by any defect in or omission of such numbers. The Company shall advise the Trustee of any change in the CUSIP numbers and ISINs.
ARTICLE FOUR
REDEMPTION OF SECURITIES
SECTION 4.01. Applicability of Article.
The provisions of this Article shall be applicable to the Securities of any series which are redeemable before their Stated Maturity in accordance with their terms except as otherwise specified as contemplated by Section 3.01 for Securities of such series.
SECTION 4.02. Notice of Redemption; Selection of Securities.
In case the Company shall desire to exercise the right to redeem all, or, as the case may be, any part of the securities of any series (or all or part of the Unregistered Securities of such series or all or any part of the Registered Securities of each series, if the terms and traditions of redemption shall differ with respect to Unregistered Securities and Registered Securities of such series as specified in the terms of such Securities established pursuant to Section 3.01) in accordance with their terms, it shall fix a Redemption Date and, except as otherwise set forth in a form of Security, shall provide notice of such redemption at least 30 and not more than 60 days prior to such Redemption Date to the Holders of Securities of such series so to be redeemed as a whole or in part in the manner provided in Section 1.06, provided that the Company shall provide notice to the Trustee of the redemption at least two Business Days prior to the date such notice is delivered to the Holders.
Each such notice of redemption shall specify the Redemption Date, the Redemption Price and accrued interest, if any, the Place or Places of Payment, that the Securities of such series are being redeemed at the option of the Company pursuant to provisions contained in the terms of the Securities of such series or in a supplemental indenture establishing such series, if such be the case, together with a brief statement of the facts permitting such redemption, that payment will be made upon presentation and surrender of the applicable Securities, that any interest accrued to the Redemption Date will be paid as specified in said notice, and that on and after said Redemption Date any interest thereon or on the portions thereof to be redeemed will cease to accrue.

If less than all the Securities of any series are to be redeemed the notice of redemption shall specify the numbers of the Securities of such series to be redeemed, and, if only Unregistered Securities of any series are to be redeemed, and if such Unregistered Securities may be exchanged for Registered Securities, the last date on which exchanges of Unregistered Securities for Registered Securities not subject to redemption may be made. In case any Security of any series is to be redeemed in part only, the notice of redemption shall state the portion of the principal amount thereof to be redeemed and shall state that on and after the Redemption Date, upon surrender of such Security, a new Security or Securities of such series in principal amount equal to the unredeemed portion thereof will be issued, or, in the case of Securities providing appropriate space for such notation, at the option of the Holders, the Trustee, in lieu of delivering a new Security or Securities as aforesaid, may make a notation on such Security of the payment of the redeemed portion thereof.
On or before the Redemption Date with respect to the Securities of any series stated in the notice of redemption given as provided in this Section 4.02, the Company will deposit with the Trustee or with one more Paying Agents an amount of money in the currency or currency units in which the Securities of such series are payable (except as otherwise specified as contemplated by Section 3.01 for the Securities of such series) sufficient to redeem on such Redemption Date all the securities or portions thereof so called for redemption at the applicable Redemption Price, together with accrued interest to such Redemption Date.
Except as set forth in a form of Security, if fewer than all the securities of a series are to be redeemed (except in the case of a redemption in whole of the Unregistered Securities, the Registered Securities or the Fully Registered Securities of such series), the Company will give the Trustee written notice not less than 60 days prior to the Redemption Date as to the aggregate principal amount of Securities to be redeemed and the Trustee shall select, not more than 60 days prior to the Redemption Date and in such manner as in its sole discretion it shall deem appropriate and fair, the Securities of such series or portions hereof (equal to the minimum authorized denomination for Securities of that series or an integral multiple thereof, except as otherwise set forth in the applicable form of Security) to be redeemed.
Any such notice may be canceled at any time prior to notice of such redemption being mailed to any Holder and shall thereby be void and of no effect.
SECTION 4.03. Payment of Securities Called for Redemption.
If notice of redemption has been given as above provided, the Securities or portions of Securities of the series specified in such notice shall become due and payable on the Redemption Date and at the place or places stated in such notice at the applicable Redemption Price, together with any interest accrued to such Redemption Date, and on and after said Redemption Date (unless the Company shall default in the payment of such Securities at the applicable Redemption Price, together with any interest accrued to said Redemption Date) any interest on the Securities or portions of Securities of any series so called for redemption shall cease to accrue. On presentation and surrender of such Securities at a place of payment in such notice specified, such Securities or the specified portions thereof shall be paid and redeemed by the Company at the applicable Redemption Price, together with any interest accrued thereon to the applicable Redemption Date (except as otherwise specified as contemplated by Section 3.01 for the Securities of such series).
Upon presentation of any Security redeemed in part only, the Company shall execute and the Trustee shall authenticate and deliver to or on the order of the Holder thereof, at the expense of the Company, a new Security or Securities of such series, of authorized denominations, in principal amount equal to the unredeemed portion of the Securities so presented.
ARTICLE FIVE
COVENANTS
SECTION 5.01. Payment of Principal, Premium and Interest; Compliance with Terms.
With respect to each series of Securities, the Company will duly and punctually pay the principal of, premium, if any, and interest on the Securities of such series in accordance with the terms of the Securities of such series, and this Indenture, net of any taxes required to be withheld, and will duly comply with all the other terms, agreements and conditions contained in, or made in this Indenture for the benefit of, the Securities of such series. Each installment of interest on the Registered Securities of any series may be paid by mailing checks for such interest payable to or upon the written order of the Holders of Registered Securities entitled thereto as they shall appear on the registry books of the Company.
SECTION 5.02. Maintenance of Agency.
The Company will maintain an office or agency in the Borough of Manhattan, The City of New York, where Registered Securities may be presented or surrendered for payment and for registration of transfer or exchange and an agency where notices and demands to or upon the Company in respect of the Securities and this Indenture may be served. The Company hereby appoints the Trustee’s Corporate Trust Office as its initial office or agency for the purpose of this Section 5.02. The Company will give prompt written notice to the Trustee of any change in the location of any such office or agency. If at any time the Company shall fail to maintain such agency or shall fail to furnish the Trustee with the address thereof, presentations, surrenders, notices and demands in respect of Registered Securities may be made or served at the Principal Corporate Trust Office; and the Company hereby appoints the Trustee its agent to receive all such presentations, surrenders, notices and demands.
The Company, by written notice to the Trustee, may also from time to time designate one or more other offices or agencies where Securities may be presented for any or all such purposes, and, by like notice, may from time to time rescind such designations.
SECTION 5.03. Money for Security Payments To Be Held in Trust.
If the Company shall at any time act as its own Paying Agent for any series of Securities, it will, on or before each due date of the principal of, premium, if any, or interest on any of the Securities of such series set aside, aggregate and hold in trust for the benefit of the Persons entitled thereto a sum sufficient to pay the principal, premium or interest so becoming due until such sums shall be paid to such Persons or otherwise disposed of as herein provided, and will promptly notify the Trustee of its action or failure so to act.
Whenever the Company shall have one or more Paying Agents for any series of Securities, it will, prior to each due date of the principal of, premium, if any, or interest on any Securities of such series, deposit with a Paying Agent a sum sufficient to pay the principal, premium or interest so becoming due, such sum to be held in trust for the benefit of the Persons entitled to such principal, premium or interest, and (unless such Paying Agent is the Trustee) the Company will promptly notify the Trustee of its action or failure so to act.
The Company will cause each Paying Agent for any series of Securities other than the Trustee to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee and the Company, subject to the provisions of this Section, that such Paying Agent will:
(1) hold all sums held by it for the payment of principal of or premium, if any, or any interest on Securities of such series in trust for the benefit of the Persons entitled thereto until such sums shall be paid to said Persons or otherwise disposed of as herein provided;
(2) give the Trustee notice of any default by the Company (or any other obligor upon the Securities of such series) in the making of any payment of principal of, premium or interest in the Securities of such series; and
(3) at any time during the continuance of any such default, upon the written request of the Trustee, forthwith pay to the Trustee all sums so held in trust by such Paying Agent.
The Company may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or by Company Order direct any Paying Agent to pay, to the Trustee all sums held in trust by the Company or such Paying Agent, such sums to be held by the Trustee upon the same terms as those upon which such sums were held by the Company or such Paying Agent; and, upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such sums.
Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of or premium, if any, or interest on any Security of any series and remaining unclaimed for 2 years after such principal or interest has become due and payable shall be paid to the Company on Company Request, or (if then held by the Company) shall be discharged from such trust; and the Holder of such Security shall thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in an Authorized Newspaper in the Place of Payment, notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication, any unclaimed balance of such money then remaining will be repaid to the Company. The Trustee may also adopt and employ, at the expense of the Company, any other reasonable means of notification of such proposed repayment (including, but not limited to, mailing notice of such proposed repayment to Registered Holders whose names appear on the Security Register and whose holdings of Registered Securities have not yet been surrendered for redemption or whose right to interest moneys due and payable but not claimed is determinable from the records of any Paying Agent or the Trustee, at the last address of record for each such Holder).
SECTION 5.04. Certification of Compliance of the Company.
The Company will promptly (and in any event within three (3) Business Days) notify the Trustee, upon obtaining knowledge of any default under this Indenture, and shall comply with the provisions of Section 314(a)(4) of the Trust Indenture Act.
SECTION 5.05. Corporate Existence.
Subject to Article Ten, the Company will do or cause to be done all things necessary to preserve and keep in full force and effect its corporate or other organizational existence, rights (charter and statutory) and franchises and the corporate existence, rights (charter and statutory) and franchises of all Subsidiaries other than the Company; provided, however, that the Company shall not be required to, or to cause any such Subsidiary to, preserve any right or franchise or to keep in full force and effect the corporate existence of any such Subsidiary if the Company shall determine that the keeping in existence or preservation thereof is no longer desirable in the conduct of the business of the Company, and that the loss thereof is not disadvantageous in any material respect to the Holders of Securities.
ARTICLE SIX
SECURITY HOLDERS’ LISTS AND REQUESTS BY TRUSTEE
AND COMPANY
SECTION 6.01. Company To Furnish Trustee Names and Addresses of Security Holders.
In accordance with Section 312(a) of the Trust Indenture Act, the Company will furnish or cause to be furnished to the Trustee (a) semiannually and not more than 10 days after the Regular Record Date for each series, a list, in such form as the Trustee may reasonably require, of the names and addresses of the Holders of Registered Securities of such series as of such date, and on dates to be determined pursuant to Section 3.01 for noninterest bearing Securities of such series in each year, and (b) at such other times as the Trustee may request in writing, within 30 days after receipt by the Company of any such request, a list of similar form and content as of a date not more than 15 days prior to the time such list is furnished, except that, so long as the Trustee is Security Registrar, no such list need be furnished.
The Company shall also be required to furnish such information which is known to it concerning the Holders of Unregistered Securities; provided, however, that the Company shall have no obligation to investigate any matter relating to the name and address of any Holder of an Unregistered Security.

SECTION 6.02. Preservation of Information; Communications to Security Holders.
The Trustee shall comply with the obligations imposed upon it pursuant to Section 312 of the Trust Indenture Act, subject to the exculpation from liability contained in Section 312(c) of such Act.
SECTION 6.03. Reports by Trustee.
The Trustee shall comply with the provisions of Section 313 of the Trust Indenture Act.
SECTION 6.04. Reports by Company.
The Company shall comply with the provisions of Section 314(a)(1), (2) and (3) of the Trust Indenture Act.
ARTICLE SEVEN
REMEDIES
SECTION 7.01. Events of Default and Defaults.
(a) “Event of Default”, wherever used herein with respect to Securities of any series, means anyone of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body) unless such event is either inapplicable to a particular series or is specifically deleted or modified in the applicable Board Resolution or in the supplemental indenture under which such series of Securities is issued, as the case may be, as contemplated by Section 3.01:
(1) default in the payment of any interest upon any Security of such series when such interest becomes due and payable, and continuance of such default for a period of 30 days;
(2) default in the payment of the principal of (including any sinking fund payment) or premium, if any, on any Security of such series as when the same shall become due and payable either at Maturity, upon redemption, by declaration or otherwise;
(3) default in the performance, or breach, of any covenant or warranty of the Company in respect of the Securities of such series (other than a covenant or warranty a default in the performance of which or the breach of which is elsewhere in this Section specifically dealt with or which has been expressly included in this Indenture solely for the benefit of series of Securities other than that series), and continuance of each default or breach for a period of 90 days after there has been given to the Company by the Trustee, by registered or certified mail, or to the Company and the Trustee by the Holders of at least 25% in principal amount of the Outstanding Securities of such series, a written notice specifying such default or breach and requiring it to be remedied;
(4) the entry by a court having jurisdiction in the premises of (A) a decree or order for relief in respect of the Company or any Principal Subsidiary Bank in an involuntary case or proceeding under any applicable Federal or State bankruptcy, insolvency, reorganization or other similar law or (B) a decree or order adjudging the Company or any Principal Subsidiary Bank a bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Company under any applicable Federal or State law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or any Principal Subsidiary Bank or of any substantial part of either of its properties, or ordering the winding up or liquidation of either of its affairs, and the continuance of any such decree or order for relief or any such other decree or order unstayed and in effect for a period of 60 consecutive days;
(5) the commencement by the Company or a Principal Subsidiary Bank of a voluntary case or proceeding under any applicable Federal or State bankruptcy, insolvency, reorganization or other similar law or of any other case or proceeding to be adjudicated a bankrupt or insolvent, or the consent by it to the entry of a decree or order for relief in respect of the Company or a Principal Subsidiary Bank in an involuntary case or proceeding under any applicable Federal or State bankruptcy, insolvency, reorganization or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under any applicable Federal or State law, or the consent by it to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or a Principal Subsidiary Bank or of any substantial part of its property, or the making by it of an assignment for the benefit of creditors, or the admission by it in writing of its inability to pay its debts generally as they become due, or the taking of corporate action by the Company or a Principal Subsidiary Bank in furtherance of any such action; or
(6) any other Event of Default provided in the supplemental indenture under which such series of Securities is issued or in the form of Security for such series.
SECTION 7.02. Acceleration of Maturity; Rescission and Annulment.
If an Event of Default with respect to any series of Securities occurs and is continuing, then and in every such case the Trustee or the Holders of not less than 25% in aggregate principal amount of the Securities Outstanding of such series may declare the principal (or, if Securities of such series are Original Issue Discount Securities, such portion of the principal amount as may be specified in the terms of the Securities of such series) of all the Securities of such series to be due and payable immediately, by a notice in writing to the

Company (and to the Trustee if given by Holders of Securities), and upon any such declaration the same shall become immediately due and payable.
At any time after such a declaration of acceleration with respect to any series of Securities has been made and before a judgment or decree for payment of the money due has been obtained by the Trustee as hereinafter in this Article provided, the Holders of a majority in principal amount of the Outstanding Securities of such series, by written notice to the Company and the Trustee, may rescind and annul such declaration and its consequences if:
(1) the Company has paid or deposited with the Trustee a sum sufficient to pay
(A) all overdue installments of interest on all Securities of such series;
(B) the principal of (and premium, if any, on) any Securities of such series which have become due otherwise than by such declaration of acceleration and interest thereon at the rate or rates prescribed therefor by the terms of the Securities of such series;
(C) to the extent that payment of such interest is lawful, interest upon overdue installments of interest at the rate or rates prescribed therefor by the terms of the Securities of such series;
(D) all sums paid or advanced by the Trustee hereunder and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, except as a result of negligence or bad faith; and
(2) all Events of Default or Defaults, other than the nonpayment of the principal of Securities of such series which have become due solely by such acceleration, have been cured or waived as provided in Section 7.13.
No such rescission shall affect any subsequent default or impair any right consequent thereon.
In case the Trustee shall have proceeded to enforce any right under this Indenture and such proceedings shall have been discontinued or abandoned because of such rescission or annulment or for any other reason or shall have been determined adversely to the Trustee, then and in every such case the Company and the Trustee shall be restored respectively to their several positions and rights hereunder, and all rights, remedies and powers of the Company and the Trustee shall continue as though no such proceedings had been taken.
For all purposes under this Indenture, if a portion of the principal of any Original Issue Discount Securities shall have been accelerated and declared due and payable pursuant to the provisions hereof, then, from and after such declaration, unless such declaration has been rescinded and annulled, the principal amount of such Original Issue Discount Securities shall be deemed, for all purposes hereunder, to be such portion of the principal thereof as shall be due and payable as a result of such acceleration, and payment of such portion of the principal thereof as shall be due and payable as a result of such acceleration, together with interest, if any, thereon and all other amounts owing thereunder, shall constitute payment in full of such Original Issue Discount Securities.
Upon receipt by the Trustee of any declaration of acceleration, or rescission and annulment thereof, with respect to Securities of a series all or part of which is represented by a Global Security, a record date shall be established for determining Holders of Securities Outstanding of such series entitled to join in such declaration of acceleration, or rescission and annulment, as the case may be, which record date shall be at the close of business on the day the Trustee receives such declaration of acceleration, or rescission and annulment, as the case may be. The Holders on such record date, or their duly designated proxies, and only such Persons, shall be entitled to join in such declaration of acceleration, or rescission and annulment, as the case may be, whether or not such Holders remain Holders after such record date; provided, that unless such declaration of acceleration, or rescission and annulment, as the case may be, shall have become effective by virtue of the requisite percentage having been obtained prior to the day which is 90 days after such record date, such declaration of acceleration, or rescission and annulment, as the case may be, shall automatically and without further action by any Holder be canceled and of no further effect. Nothing in this paragraph shall prevent a Holder, or a proxy of a Holder, from giving, after expiration of such 90-day period, a new declaration of acceleration, or rescission or annulment thereof, as the case may be, that is identical to a declaration of acceleration, or rescission or annulment thereof, which has been canceled pursuant to the proviso to the preceding sentence, in which event a new record date shall be established pursuant to the provisions of this Section 7.02.
SECTION 7.03. Collection of Indebtedness and Suits for Enforcement by Trustee.
The Company covenants that if:
(1) default is made in the payment of any interest upon any Security of any series when such interest becomes due and payable, and such default continues for a period of 30 days, or
(2) default is made in the payment of the principal of (including any sinking fund payment) or premium, if any, on any Security of any series, whether upon Maturity or upon any redemption or by declaration or otherwise, the Company will, upon demand of the Trustee, pay to it, for the benefit of the Holders of Securities of such series, the whole amount then due and payable on Securities of such series for principal, premium, if any, and interest, with interest upon the overdue principal and premium, if any, and to the extent that payment of such interest is lawful, upon overdue installments of interest, at the rate or rates prescribed therefor by the terms of the Securities of such series; and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.
If the Company fails to pay such amounts forthwith upon such demand, the Trustee, in its own name and as trustee of an express trust, may institute a judicial proceeding for the collection of the sums so due and unpaid, and may prosecute such proceeding to judgment or final decree, and may enforce the same against the Company or any other obligor upon such Securities and collect the moneys adjudged or decreed to be payable in the manner provided by law out of the property of the Company or any other obligor upon such Securities, wherever situated.
If an Event of Default or a Default with respect to any series of Securities occurs and is continuing, the Trustee may in its discretion proceed to protect and enforce the rights vested in it by this Indenture by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.
SECTION 7.04. Trustee May File Proofs of Claim.
In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Company or any other obligor upon the Securities or the property of the Company or of such other obligor or their creditors, the Trustee (irrespective of whether the principal of any Securities shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand on the Company for payment of overdue principal, premium or interest) shall be entitled and empowered, by intervention in such proceeding or otherwise,
(i) to file and prove a claim for the whole amount of principal, premium, if any, and interest owing and unpaid in respect of any Securities, to participate as a member, voting or otherwise, of any official committee of creditors appointed in such matter, and to file such other papers or documents as may be necessary or advisable in order to have the claim of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and of the Holders of Securities of any series allowed in such judicial proceeding, and
(ii) to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same; and any receiver, assignee, trustee, liquidator, sequestrator (or other similar official) in any such judicial proceeding is hereby authorized by each Holder of Securities to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Security Holders, to pay to the Trustee any amount due to it for the reasonable compensation expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 8.07. To the extent that such payment of reasonable compensation, expenses, disbursements, advances and other amounts out of the estate in any such proceedings shall be denied for any reason, payment of the same shall be secured by a lien on, and shall be paid out of, any and all distributions, dividends, moneys, securities and other property which the Holders of the Securities may be entitled to receive in such proceedings, whether in liquidation or under any plan of reorganization or arrangement or otherwise.
Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder of Securities any plan of reorganization,

arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder of Securities in any such proceeding.
SECTION 7.05. Trustee May Enforce Claims Without Possession of Securities.
All rights of action and claims under this Indenture or under the Securities of any series maybe prosecuted and enforced by the Trustee without the possession of any of the Securities of such series or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders of the Securities in respect of which such judgment has been recovered.
In any proceedings brought by the Trustee (and also any proceedings involving the interpretation of any provision of this Indenture to which the Trustee shall be a party) the Trustee shall be held to represent all the Holders of the Securities in respect of which such action was taken, and it shall not be necessary to make any Holders of such Securities parties to any such proceedings.
SECTION 7.06. Application of Money Collected.
Any money collected by the Trustee pursuant to this Article with respect to a series of Securities (other than sums held in trust for the benefit of the Holders of particular Securities) shall be applied in the following order, at the date or dates fixed by the Trustee and in the case of the distribution of such money on account or principal, premium, if any, or interest, upon presentation (except in respect of Subdivision FIRST below) of the Securities of such series, and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:
FIRST: To the payment of all amount due the Trustee under Section 8.07.
SECOND: To the payment of the amounts then due and unpaid upon the Securities of such series for principal, premium, if any, and interest, in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Securities of such series, for principal, premium, if any, and interest, respectively.
THIRD: The balance, to the Person or Persons lawfully entitled thereto, or as a court of competent jurisdiction may direct.
SECTION 7.07. Limitation on Suits.
No Holder of any security of any series shall have any right to institute any proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless:

(1) such Holder has previously given written notice to the Trustee of a continued Event of Default or a Default with respect to Securities of such series;
(2) the Holders of not less than 25% in principal amount of the Outstanding Securities of such series shall have made written request to the Trustee to institute proceedings in respect of such Event of Default or Default in its own name as Trustee hereunder;
(3) such Holder or Holders have offered to the Trustee security or indemnity reasonably satisfactory to the Trustee against the costs, expenses and liabilities to be incurred in compliance with such request;
(4) the Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceedings; and
(5) no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Holders of a majority in principal amount of the Outstanding Securities of such series;
it being understood and intended that no one or more Holders of Securities of such series shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb, or prejudice the rights of any other Holders of Securities of such series or to obtain or to seek to obtain priority or preference over any other such Holders or to enforce any right under this Indenture, except in the manner herein provided and for the equal and ratable benefit of all the Holders of Securities of such series.
SECTION 7.08. Unconditional Right of Security Holders To Receive Principal, Premium and Interest.
Notwithstanding any other provision in this Indenture, the Holder of any Security shall have the right which is absolute and unconditional to receive payment of the principal of and premium, if any, and (subject to Section 3.07) interest on such Security on the respective Stated Maturities expressed in such Security (or, in the case of redemption or repayment, on the Redemption Date or Repayment Date, as the case may be) at the respective places, at the respective times, at the respective rates, in the respective amounts and herein prescribed, and to institute suit for the enforcement of any such payment, and such right shall not be impaired without the consent of such Holder.
SECTION 7.09. Restoration of Rights and Remedies.
If the Trustee or any Holder of any Security has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder of any Security, then and in every such case the Company, the Trustee and the Holders of any Security shall, subject to any determination in such proceeding, be restored severally and respectively to their former positions hereunder, and thereafter all rights and remedies of the Trustee and such Holders shall continue as though no such proceeding had been instituted.

SECTION 7.10. Rights and Remedies Cumulative.
No right or remedy herein conferred upon or reserved to the Trustee or to the Holders of any Securities is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.
SECTION 7.11. Delay or Omission Not Waiver.
No delay or omission of the Trustee or of any Holder of any Security to exercise any right or remedy accruing upon any Event of Default or any Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or Default or an acquiescence therein. Every right and remedy given by this Article or by law to the Trustee or to the Holders of any Security may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by such Holders, as the case may be.
SECTION 7.12. Control by Security Holders.
The Holders of a majority in principal amount of the Outstanding Securities of any series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee under this Indenture with respect to Securities of such series, provided that
(1) such direction shall not be in conflict with any statute or rule of law or with this Indenture,
(2) the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction, and
(3) the Trustee need not take any other action which it determines might involve it in personal liability or would be unduly prejudicial to the Holders of Securities of such series not joining in such direction.
Upon receipt by the Trustee of any such direction with respect to Securities of a series all or part of which is represented by a Global Security, a record date shall be established for determining Holders of Securities Outstanding of such series entitled to join in such direction, which record date shall be at the close of business on the day the Trustee receives such direction. The Holders on such record date, or their duly designated proxies, and only such Persons, shall be entitled to join in such direction, whether or not such Holders remain Holders after such record date; provided, that unless such majority in principal amount shall have been obtained prior to the date which is 90 days after such record date, such direction shall automatically and without further action by any Holder be canceled and of no further effect. Nothing in this paragraph shall prevent a Holder, or a proxy of a Holder, from giving, after expiration of such 90-day period, a new direction identical to a direction which has been canceled pursuant to the proviso to the preceding sentence, in which event a new record date shall be established pursuant to the provisions of this Section 7.12.

SECTION 7.13. Waiver of Past Defaults.
The Holders of a majority in principal amount of the Outstanding Securities of any series may on behalf of the Holders of all the Securities of such series waive any past default hereunder and its consequences, except a default
(1) in the payment of the principal of or premium, if any, or interest on any Security of such series, or in the payment of any sinking fund installment with respect to Securities of such series, or
(2) in respect of a covenant or provision hereof which under Article Nine cannot be modified or amended without the consent of the Holder of each Outstanding Security of such series affected.
The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Persons entitled to waive any past default hereunder. If a record date is fixed, the Holders on such record date, or their duly designated proxies, and only such Persons, shall be entitled to waive any default hereunder, whether or not such Holders remain Holders after such record date; provided, that unless such majority in principal amount shall have been obtained prior to the date which is 90 days after such record date, any such waiver previously given shall automatically and without further action by any Holder be canceled and of no further effect.
Upon any such waiver, such default shall cease to exist, and any Event of Default or Default arising therefrom shall be deemed to have been cured, for every purpose in respect of the Securities of such series under this Indenture; but no such waiver shall extend to any subsequent or other default or impair any right consequent thereon.
SECTION 7.14. Undertaking for Costs.
All parties to this Indenture agree, and each Holder of any Security by its acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant, but the provisions of this Section shall not apply to any suit instituted by the Trustee, to any suit instituted by any Holder of any Security, or group of Holders of any Security, holding in the aggregate more than 10% in principal amount of the Outstanding Securities of any series, or to any suit instituted by any Holder of Securities for the enforcement of the payment of the principal of, premium, if any, or interest on any Security on or after the respective Stated Maturities expressed in such Security (or, in the case of redemption or repayment, on or after the Redemption Date or Repayment Date, as the case may be).
SECTION 7.15. Waiver of Stay or Extension Laws.
The Company covenants (to the extent that it may do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of any stay or extension law wherever enacted, now or any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.
ARTICLE EIGHT
TRUSTEE
SECTION 8.01. Duties of Trustee.
(a) If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs.
(b) Except during the continuance of an Event of Default:
(1) The Trustee need perform only those duties as are specifically set forth herein or in the TIA and no duties, covenants, responsibilities or obligations shall be implied in this Indenture against the Trustee.
(2) In the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates (including Officers’ Certificates) or opinions (including Opinions of Counsel) furnished to the Trustee and conforming to the requirements of this Indenture. However, in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.
(c) Notwithstanding anything to the contrary herein, the Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:
(1) This paragraph does not limit the effect of paragraph (b) of this Section 8.01.
(2) The Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts.
(3) The Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 7.12.

(d) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or to take or omit to take any action under this Indenture or take any action at the request or direction of Holders if it shall have reasonable grounds for believing that repayment of such funds is not assured to it.
(e) Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to this Section 8.01.
(f) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.
(g) In the absence of bad faith, gross negligence or willful misconduct on the part of the Trustee, the Trustee shall not be responsible for the application of any money by any Paying Agent other than the Trustee.
SECTION 8.02. Rights of Trustee.
Subject to Section 8.01:
(a) The Trustee may rely conclusively on any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document.
(b) Before the Trustee acts or refrains from acting, it may require an Officers’ Certificate and/or an Opinion of Counsel, which shall conform to the provisions of Section 1.02. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such certificate or opinion.
(c) The Trustee may act through its attorneys and agents and shall not be responsible for the gross negligence or willful misconduct of any agent (other than an agent who is an employee of the Trustee) appointed with due care.
(d) The Trustee shall not be liable for any action it takes or omits to take in good faith which it reasonably believes to be authorized or within its rights or powers.
(e) The Trustee may consult with counsel of its selection and the advice or opinion of such counsel as to matters of law shall be full and complete authorization and protection from liability in respect of any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.
(f) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request, order or direction of any of the Holders pursuant to the provisions of this Indenture, unless such Holders shall have offered to the Trustee security or indemnity reasonably satisfactory to it against the costs, expenses and liabilities which may be incurred therein or thereby.

(g) The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate (including any Officers’ Certificate), statement, instrument, opinion (including any Opinion of Counsel), notice, request, direction, consent, order, bond, debenture, or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled, upon reasonable notice to the Company, to examine the books, records, and premises of the Company, personally or by agent or attorney at the sole cost of the Company.
(h) The Trustee shall not be required to give any bond or surety in respect of the performance of its powers and duties hereunder.
(i) The permissive rights of the Trustee to do things enumerated in this Indenture shall not be construed as duties.
(j) The Trustee shall not be deemed to have notice of any Default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a default is received by the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Securities and this Indenture.
(k) The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and to each agent, custodian and other Person employed to act hereunder.
(l) In no event shall the Trustee be responsible or liable for punitive, special, indirect, or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage regardless of the form of action.
(m) The Trustee may request that the Company deliver an Officers’ Certificate setting forth the names of individuals and/or titles of officers (with specimen signatures) authorized at such times to take specific actions pursuant to this Indenture, which Officers’ Certificate may be signed by any person specified as so authorized in any such certificate previously delivered and not superceded.
SECTION 8.03. Individual Rights of Trustee.
The Trustee in its individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Company, its Subsidiaries or their respective Affiliates with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights. However, the Trustee must comply with Sections 8.10 and 8.11.
SECTION 8.04. Trustee’s Disclaimer.
The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Securities, it shall not be accountable for the Company’s use of the proceeds from the Securities, and it shall not be responsible for any statement of the Company in this Indenture or any document issued in connection with the sale of Securities or any statement in the Securities other than the Trustee’s certificate of authentication. The Trustee makes no representations with respect to the effectiveness or adequacy of this Indenture.
SECTION 8.05. Notice of Default.
If a Default occurs and is continuing and the Trustee receives actual notice of such Default, the Trustee shall mail to each Holder notice of the uncured Default within 60 days after such Default occurs. The Trustee may withhold the notice if and so long as the Board of Directors, the executive committee, or a trust committee of directors and/or Responsible Officers, of the Trustee in good faith determines that withholding the notice is in the interest of the Holders.
SECTION 8.06. Reports by Trustee to Holders.
Within 60 days after each June 1, beginning with June 1, 2010, the Trustee shall, to the extent that any of the events described in TIA § 313(a) occurred within the previous twelve months, but not otherwise, mail to each Holder a brief report dated as of such date that complies with TIA § 313(a). The Trustee also shall comply with TIA §§ 313(b), 313(c) and 313(d).
Prior to delivering any report to the Holders, the Trustee shall deliver a copy of such report to the Company; provided, however, that no recourse may be taken against the Trustee for its failure to deliver a copy of such report prior to its delivery of the report to the Holders. A copy of each report at the time of its mailing to Holders shall be filed with the Commission and each securities exchange, if any, on which the Securities are listed.
The Company shall notify the Trustee if the Securities become listed on any securities exchange or of any delisting thereof and the Trustee shall comply with TIA § 313(d).
SECTION 8.07. Compensation and Indemnity.
The Company shall pay to the Trustee from time to time such compensation as the Company and the Trustee shall from time to time agree in writing for its services hereunder. The Trustee’s compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee upon request for all reasonable disbursements, expenses and advances (including reasonable fees and expenses of counsel) incurred or made by it in addition to the compensation for its services, except any such disbursements, expenses and advances as may be attributable to the Trustee’s negligence, bad faith or willful misconduct. Such expenses shall include the reasonable fees and expenses of the Trustee’s agents and counsel.
The Company shall indemnify each of the Trustee or any predecessor Trustee and its agents, employees, officers, stockholders and directors for, and hold them harmless against, any and all loss, damage, claims including taxes (other than taxes based upon, measured by or determined by the income of the Trustee), liability or expense incurred by them except for such actions to the extent caused by any negligence, bad faith or willful misconduct on their part, arising out of or in connection with the acceptance or administration of this trust including the costs and expenses of enforcing this Indenture against the Company (including this Section 8.07) and the reasonable costs and expenses of defending themselves against or investigating any claim or liability in connection with the exercise or performance of any of the Trustee’s rights, powers or duties hereunder (whether asserted by the Company, any Holder or any other Person). The Trustee shall notify the Company promptly of any claim asserted against the Trustee or any of its agents, employees, officers, stockholders and directors for which it may seek indemnity. The Company may, subject to the approval of the Trustee (which approval shall not be unreasonably withheld), defend the claim and the Trustee shall cooperate in the defense. The Trustee and its agents, employees, officers, stockholders and directors subject to the claim may have separate counsel and the Company shall pay the reasonable fees and expenses of such counsel; provided, however, that the Company will not be required to pay such fees and expenses if, subject to the approval of the Trustee (which approval shall not be unreasonably withheld), it assumes the Trustee’s defense and there is no conflict of interest between the Company and the Trustee and its agents, employees, officers, stockholders and directors subject to the claim in connection with such defense as reasonably determined by the Trustee. The Company need not pay for any settlement made without its written consent. The Company need not reimburse any expense or indemnify against any loss or liability to the extent incurred by the Trustee through its negligence, bad faith or willful misconduct.
Notwithstanding Section 4.12 hereof, to secure the Company’s payment obligations in this Section 8.07, the Trustee shall have a Lien prior to the Securities against all money or property held or collected by the Trustee, in its capacity as Trustee.
When the Trustee incurs expenses or renders services after a Default specified in Section 7.01(a)(5) or (6) occurs, such expenses and the compensation for such services shall be paid to the extent allowed under any Bankruptcy Law and are intended to constitute expenses of administration under any Bankruptcy Law.
Notwithstanding any other provision in this Indenture, the foregoing provisions of this Section 8.07 shall survive the satisfaction and discharge of this Indenture or the appointment of a successor Trustee.
SECTION 8.08. Replacement of Trustee.
The Trustee may resign at any time by so notifying the Company in writing. The Holders of a majority in principal amount of the outstanding Securities may remove the Trustee by so notifying the Company and the Trustee and may appoint a successor Trustee. The Company may remove the Trustee if:
(1) the Trustee fails to comply with Section 8.10;
(2) the Trustee is adjudged a bankrupt or an insolvent;
(3) a receiver or other public officer takes charge of the Trustee or its property; or
(4) the Trustee becomes incapable of acting.

If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall notify each Holder of such event and shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the Securities may appoint a successor Trustee to replace the successor Trustee appointed by the Company.
A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Immediately after that, the retiring Trustee shall transfer, after payment of all sums then owing to the Trustee pursuant to Section 8.07, all property held by it as Trustee to the successor Trustee, subject to the Lien provided in Section 8.07, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. A successor Trustee shall mail notice of its succession to each Holder.
If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Holders of at least 10% in principal amount of the outstanding Securities may petition any court of competent jurisdiction for the appointment of a successor Trustee at the expense of the Company.
If the Trustee fails to comply with Section 8.10, any Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.
Notwithstanding replacement of the Trustee pursuant to this Section 8.08, the Company’s obligations under Section 8.07 shall continue for the benefit of the retiring Trustee.
SECTION 8.09. Successor Trustee by Merger, Etc.
If the Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the resulting, surviving or transferee corporation without any further act shall, if such resulting, surviving or transferee corporation is otherwise eligible hereunder, be the successor Trustee; provided that such corporation shall be otherwise qualified and eligible under this Article Eight.
SECTION 8.10. Eligibility; Disqualification.
This Indenture shall always have a Trustee who satisfies the requirement of TIA §§ 310(a)(1), 310(a)(2) and 310(a)(5). The Trustee shall have a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition. In addition, if the Trustee is a corporation included in a bank holding company system, the Trustee, independently of the bank holding company, shall meet the capital requirements of TIA § 310(a)(2). The Trustee shall comply with TIA § 310(b); provided, however, that there shall be excluded from the operation of TIA § 310(b)(1) any indenture or indentures under which other securities, or certificates of interest or participation in other securities, of the Company are outstanding, if the requirements for such exclusion set forth in TIA § 310(b)(1) are met. The provisions of TIA § 310 shall apply to the Company and any other obligor of the Securities.

SECTION 8.11. Preferential Collection of Claims Against the Company.
The Trustee, in its capacity as Trustee hereunder, shall comply with TIA § 311(a), excluding any creditor relationship listed in TIA § 311(b). A Trustee who has resigned or been removed shall be subject to TIA § 311(a) to the extent indicated.
ARTICLE NINE
SUPPLEMENTAL INDENTURES
SECTION 9.01. Supplemental Indentures Without Consent of Security Holders.
Without the consent of the Holders of any Securities, the Company, when authorized by a Board Resolution, and the Trustee for the Securities of any or all series, at any time and from time to time, may enter into one or more indentures supplemental hereto, in form satisfactory to the Trustee, for any of the following purposes:
(1) to evidence the succession of another corporation to the Company, and the assumption by any such successor of the covenants and obligations of the Company herein and in the Securities contained;
(2) to evidence and provide for the acceptance of appointment by another corporation as a successor Trustee hereunder with respect to one or more series of Securities and to add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee, pursuant to Section 8.08;
(3) to add to the covenants and agreements of the Company for the benefit of the Holders of all or any series of Securities (if such covenants are for less than all series, stating that such covenants are for the benefit of such series), or to surrender any right or power herein conferred upon the Company provided that such action shall not adversely affect the interests of the Holders of Securities of any series then Outstanding;
(4) to add any additional Events of Default;
(5) to cure any ambiguity, to correct or supplement any provision herein which may be defective or inconsistent with any other provision herein, or to make any other provisions with respect to matters or questions arising under this Indenture provided such other provisions shall not adversely affect the interests of the Holders of Securities of any series then Outstanding;
(6) to secure the Securities;
(7) to establish any form of Security, as permitted by Section 2.03, and to provide for the issuance of any series of Securities as permitted by Section 3.01, and to set forth the terms thereof;

(8) to evidence and provide for the acceptance of appointment hereunder by a successor Trustee with respect to the Securities of one or more series and to add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee;
(9) to provide for the issuance of uncertificated Securities of one or more series in the place of certificated Securities;
(10) to qualify the Indenture under the TIA; or
(11) to comply with the rules and regulations of any securities exchange or automated quotation system on which any of the Securities may be listed or traded.
The Trustee with respect to any series of Securities affected by such supplemental indenture is hereby authorized to join with the Company in the execution of any such supplemental indenture, to make any further appropriate agreements and stipulations which may be therein contained and to accept the conveyance, transfer, assignment, mortgage or pledge of any property thereunder, but the Trustee shall not be obligated to enter into any such supplemental indenture which affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise.
SECTION 9.02. Supplemental Indentures with Consent of Security Holders.
With the consent of the Holders of not less than a majority in principal amount of the Outstanding Securities of all series (voting as one class) affected by such supplemental indenture or indentures, by Act of said Holders delivered to the Company and the Trustee, the Company, when authorized by a Board Resolution, and the Trustee may enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of modifying in any manner the rights of the Holders of the Securities of each such series under this Indenture; provided, however, that no such supplemental indenture shall, without the consent of the Holder of each Outstanding Security affected thereby,
(1) change the Maturity of the principal of, or the Stated Maturity of, or any installment of interest on, any Security, or reduce the principal amount thereof (including in the case of an Original Issue Discount Security the amount payable upon acceleration of the Maturity thereof) or any premium thereon or the rate of interest thereon, or change the method of computing the amount of principal thereof on any date, or eliminate a Place of Payment where, or the coin or currency in which, any Security or any premium thereon or the interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the Maturity or the Stated Maturity, as the case may be, thereof (or, in the case of redemption or a repayment, on or after the Redemption Date or the Repayment Date, as the case may be);

(2) reduce the percentage in principal amount of the Outstanding Securities of any series, the consent of whose Holders is required for any such supplemental indenture or the consent of whose Holders is required for any waiver (of compliance with certain provisions of this Indenture or certain defaults hereunder and their consequences) provided for in this Indenture;
(3) modify any of the provisions of this Section or Section 7.13, except to increase any such percentage or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each Security affected thereby; or
(4) modify or affect in any manner adverse to the Holders of the Securities the terms and conditions of the obligation of the Company in respect of the due and punctual payment of the principal of or premium or interest on the Securities.
A supplemental indenture which changes or eliminates any covenant or other provision of this Indenture which has expressly been included solely for the benefit of one or more particular series of Securities, or which modifies the rights of the Holders of Securities of such series with respect to such covenant or other provision, shall be deemed not to affect the rights under this Indenture of the Holders of Securities of any other series.
It shall not be necessary for any Act of Security Holders under this Section to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act shall approve the substance thereof.
SECTION 9.03. Execution of Supplemental Indentures.
In executing, or accepting the additional trusts created by any supplemental indenture permitted by this Article or the modifications thereby of the trusts created by this Indenture, the Trustee shall receive, and (subject to Section 8.01) shall be fully protected in relying upon, an Officers’ Certificate and an Opinion of Counsel stating that the execution and delivery of such supplemental indenture is authorized or permitted by this Indenture and constitutes the legal, valid and binding obligations of the Company enforceable in accordance with its terms, subject to bankruptcy and other laws affecting creditors’ rights. The Trustee may, but shall not be obligated to, enter into any such supplemental indenture which affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise.
SECTION 9.04. Effect of Supplemental Indentures.
Upon the execution of any supplemental indenture pursuant to the provisions of this Article Nine, this Indenture shall be and be deemed to be modified and amended in accordance therewith, but only with regard to the Securities of each series affected by such supplemental indenture, and the respective rights, limitations of rights, obligations, duties and immunities under this Indenture of the Trustee for the Securities of such series, the Company and the Holders of any Securities of such series affected thereby shall thereafter be determined, exercised and enforced hereunder subject in all respects to such modifications and amendments, and all the terms and condition of any such supplemental indenture shall be and be deemed to be part of the terms and conditions of this Indenture for any and all purposes with regard to the Securities of such series.
SECTION 9.05. Conformity with Trust Indenture Act.
Every supplemental indenture executed pursuant to this Article shall conform to the requirements of TIA as then in effect.
SECTION 9.06. Reference in Securities to Supplemental Indentures.
Securities of any series authenticated and delivered after the execution of any supplemental indenture pursuant to this Article may, and shall if required by the Trustee, bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Company shall so determine, new Securities of any series so modified as to conform, in the opinion of the Trustee or the Boards of Directors of the Company, to any such supplemental indenture may be prepared and executed by the Company, and authenticated and delivered by the Trustee in exchange for the Securities of such series then Outstanding.
ARTICLE TEN
CONSOLIDATION, MERGER, CONVEYANCE OR TRANSFER
SECTION 10.01. Company May Consolidate, etc., Only on Certain Terms.
The Company shall not consolidate with or merge into any other corporation or convey or transfer its properties and assets substantially as an entirety, to any Person, unless:
(1) the corporation formed by such consolidation or into which the Company is merged or the Person which acquires by conveyance or transfer the properties and assets of the Company substantially as an entirety shall be a corporation organized and existing under the laws of the United States of America or any State or the District of Columbia, and shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee, in form satisfactory to the Trustee, the due and punctual payment of the principal of and premium, if any, and interest on all the Securities of each series and the performance of every covenant of this Indenture on the part of the Company to be performed or observed;
(2) immediately after giving effect to such transaction, no Event of Default or Default, and no event which, after notice or lapse of time or both, would become an Event of Default or a Default, shall have happened and be continuing;
(3) if, as a result of any such consolidation or merger or such conveyance or transfer, properties or assets of the Company would become subject to a mortgage, pledge, lien, security interest or other encumbrance which would not be permitted by this Indenture, the Company or such successor Corporation, as the case may be, shall take such steps as shall be necessary effectively to secure the Securities equally and ratably with (or prior to) all indebtedness secured thereby; and

(4) the Company shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel each stating that such consolidation, merger, conveyance or transfer and such supplemental indenture comply with this Article and that all conditions precedent herein provided for relating to such transaction have been complied with.
SECTION 10.02. Successor Corporation Substituted for Company.
Upon any consolidation or merger, or any conveyance or transfer of the properties and assets of the Company substantially as an entirety in accordance with Section 10.01, the successor corporation formed by such consolidation or into which the Company merged or to which such conveyance or transfer is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor corporation had been named as the Company herein.
In the event of any such conveyance or transfer, the Person named as the “Company” in the first paragraph of this instrument or any successor which shall theretofore have become such in the manner prescribed in this Article may be dissolved, wound-up and liquidated at any time thereafter, and such Person thereafter shall be released from its liabilities as obligor and maker of all the securities and from its obligations under this Indenture.
ARTICLE ELEVEN
SATISFACTION AND DISCHARGE OF INDENTURE
SECTION 11.01. Satisfaction and Discharge of Securities of Any Series.
The Company shall be deemed to have satisfied and discharged the entire indebtedness on all the Outstanding Securities of any particular series, and the Trustee, at the expense of the Company and upon Company Request, shall execute proper instruments acknowledging satisfaction and discharge of such indebtedness, when
(1) either
(A) all Outstanding Securities of such series theretofore authenticated and delivered have been delivered to the Trustee for cancellation; or
(B) with respect to all Outstanding Securities of such series described in (A) above not theretofore delivered to the Trustee for cancellation:
(i) the Company has deposited or caused to be deposited with the Trustee as trust funds in trust an amount sufficient to pay and discharge the entire indebtedness on all such Outstanding Securities of such series for principal (and premium, if any) and interest to the Stated Maturity or any Redemption Date as contemplated by Section 11.03, as the case may be; or

(ii) the Company has deposited or caused to be deposited with the Trustee as obligations in trust such amount of Government Obligations as will, in a written opinion of independent public accountants delivered to the Trustee, together with the predetermined and certain income to accrue thereon (without consideration of any reinvestment thereof), be sufficient to pay and discharge when due the entire indebtedness on all such Outstanding Securities of such series for unpaid principal (and premium, if any) and interest to the Stated Maturity or any Redemption Date as contemplated by Section 11.03, as the case may be;
(2) the Company has paid or caused to be paid all other sums payable with respect to the Outstanding Securities of such series;
(3) the Company has delivered to the Trustee an Officers, Certificate and Opinion of Counsel, each stating that all conditions precedent herein provided for relating to due satisfaction and discharge of the entire indebtedness on all Outstanding Securities of any such series have been complied with; and
(4) if the Securities of such series are not to become due and payable at their Stated Maturity within one year of the date of such deposit or are not to be called for redemption within one year of the date of such deposit under arrangements satisfactory to the Trustee as of the date of such deposit, then the Company shall have given, not later than the date of such deposit, notice of such deposit to the Holders of the Securities of such series.
Upon the satisfaction of the conditions set forth in this Section 11.01 with respect to all the Outstanding Securities of any series, the terms and conditions of such series, including the terms and conditions with respect thereto set forth in this Indenture, shall no longer be binding upon, or applicable to, the Company, and the Holders of the Securities of such series shall look for payment only to the funds or obligations deposited with the Trustee pursuant to Section 11.01(1)(B); provided, however, that the Company shall not be discharged from (a) any payment obligations in respect of Securities of such series which are deemed not to be Outstanding under clause (iii) of the definition thereof, if such obligations continue to be valid obligations of the Company under applicable law, (b) any obligations under Sections 8.07 and 8.10 and (c) any obligations under Section 3.05 or 3.06 (except that Securities of such series issued upon registration of transferor or exchange or Securities issued in lieu of mutilated, lost, destroyed or stolen Securities shall not be obligations of the Company) and Section 6.01; and provided further that in the event a petition for relief under the Bankruptcy Reform Act of 1978 or a successor statute is filed with respect to the Company within 91 days after the deposit, the entire indebtedness on all Securities of such series shall not be discharged, and in such event the Trustee shall return such deposited funds or obligations as it is then holding to the Company upon Company Request, as applicable; and provided further that if the Trustee or Paying Agent is unable to apply any money in accordance with Section 11.03 by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the obligations of the Company under this Indenture and the Securities shall be revived and reinstated as though no deposit had occurred pursuant to Section 11.01 until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 11.03, but if the Company makes any payment of interest on or principal of any

Security following the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Securities to receive such payment from the money held by the Trustee or Paying Agent.
SECTION 11.02. Satisfaction and Discharge of Indenture.
Upon compliance by the Company with the provisions of Section 11.01 as to the satisfaction and discharge of each series of Securities issued hereunder, and if the Company has paid or caused to be paid all other sums payable under this Indenture, this Indenture shall cease to be of any further effect (except as otherwise provided herein). Upon Company Request and receipt of an opinion of Counsel, an Officers’ Certificate and, if appropriate under the circumstances, an opinion of independent public accountants (and at the expense of the Company), the Trustee shall execute proper instruments acknowledging satisfaction and discharge of this Indenture.
Notwithstanding the satisfaction and discharge of this Indenture, any obligations of the Company under Sections 3.05, 3.06, 6.01, 8.07 and 8.08 and the obligations of the Trustee under Section 11.03 shall survive.
SECTION 11.03. Application of Trust Money.
All money and obligations deposited with the Trustee pursuant to Section 11.01 shall be held irrevocably in trust and shall be made under the terms of an escrow trust agreement in form and substance satisfactory to the Trustee. Such money and obligations shall be applied by the Trustee, in accordance with the provisions of the Securities, this Indenture and such escrow trust agreement, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal of (and premium, if any) and interest, if any, on the Securities for the payment of which such money and obligations have been deposited with the Trustee. If Securities of any series are to be redeemed prior to their Stated Maturity, whether pursuant to any optional redemption provision or in accordance with any mandatory sinking fund requirement, the Company shall make such arrangements as are satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company.
SECTION 11.04. Repayment of Moneys Held by Paying Agent.
In connection with the satisfaction and discharge of this Indenture with respect to Securities of any series, all moneys with respect to such series then held by any Paying Agent for such series under the provisions of this Indenture with respect to such series of Securities shall, upon demand of the Company, be repaid to it or paid to the Trustee and thereupon such Paying Agent shall be released from all further liability with respect to such moneys.

ARTICLE TWELVE
INDEMNITY OF INCORPORATORS, STOCKHOLDERS,
OFFICERS AND DIRECTORS
SECTION 12.01. Exemption from Individual Liability.
No recourse under or upon any obligation, covenant or agreement of this Indenture, or of any Security, or for any claim based thereon otherwise in respect thereof, shall be had against any incorporator, stockholder, officer or director, as such, past, present or future, of the Company or the Trustee or of any predecessor or successor corporation, either directly or through the Company or the Trustee, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise: it being expressly understood and agreed that this Indenture and the obligations issued hereunder are solely corporate obligations of the Company and that no such personal liability whatever shall attach to, or is or shall be incurred by, the incorporators, stockholders, officers or directors, as such, of the Company or the Trustee or of any predecessor or successor corporation, or any of them, because of the creation of the indebtedness hereby authorized, or under or by reason of the obligations, covenants or agreements contained in this Indenture or in any of the Securities or implied therefrom, and that any and all such personal liability, either at common law or in equity or by constitution or statute, of, and any and all such rights and claims against, every such incorporator, stockholder, officer or director, as such, because of the creation of the indebtedness hereby authorized, or under or by reason of the obligations, covenants or agreements contained in this Indenture or in any of the Securities, or implied therefrom, are hereby expressly waived and released as a condition of, and as a consideration for, the execution and delivery of this Indenture and the issue of such Securities.
[signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed, as of the day and year first above written.

FIRST NIAGARA FINANCIAL GROUP, INC.
By:	/s/ John R. Koelmel
	Name:	John R. Koelmel
	Title:	President and Chief Executive Officer

THE BANK OF NEW YORK MELLON, as Trustee
By:	/s/ Francine Kincaid
	Name:	Francine Kincaid
	Title:	Vice President

EXECUTION COPY

FIRST NIAGARA FINANCIAL GROUP, INC.,
Company,
AND
THE BANK OF NEW YORK MELLON,
Trustee

FIRST
SUPPLEMENTAL
INDENTURE
Dated as of
September 4, 2009
TO
SENIOR NOTES
INDENTURE
Dated as of
September 4, 2009

12.00% SENIOR NOTES DUE SEPTEMBER 10, 2014

-i-

FIRST SUPPLEMENTAL INDENTURE, dated as of September 4, 2009 (this “Supplemental Indenture”), between First Niagara Financial Group, Inc., a Delaware corporation having an address at 6950 South Transit Road, Lockport, New York 14095-0514 (hereinafter called the “Company,” which term shall include any successors and assigns pursuant to the terms of this Supplemental Indenture), and The Bank of New York Mellon, a New York banking corporation having an address at 101 Barclay Street, Floor 8W, New York, NY 10286, Attn: FNFG Trustee (hereinafter called the “Trustee”).
WHEREAS, the Company executed and delivered the Senior Notes Indenture (the “Indenture”), dated as of September 4, 2009, to the Trustee, to provide for the issuance of the Company’s notes or other evidences of indebtedness (the “Securities”), to be issued in one or more series;
WHEREAS, pursuant to the Securities Purchase Agreement, dated as of April 6, 2009, by and among The PNC Financial Services Group, Inc., National City Bank and the Company and pursuant to the terms of the Indenture, the Company desires to provide for the establishment of a series of its notes under the Indenture to be known as its “12.00% Senior Notes due 2014” (the “Notes”), the form and substance of and the terms, provisions and conditions thereof to be set forth as provided in the Indenture and this Supplemental Indenture;
WHEREAS, the Board of Directors of the Company pursuant to resolutions duly adopted on March 17, 2009 and August 27, 2009, have duly authorized the issuance of the Notes, and have authorized the proper officers of the Company to execute any and all appropriate documents necessary or appropriate to effect each such issuance;
WHEREAS, this Supplemental Indenture is being entered into pursuant to the provisions of Article Three and Section 9.01 of the Indenture;
WHEREAS, the Company has requested that the Trustee execute and deliver this Supplemental Indenture; and
WHEREAS, all things necessary to make this Supplemental Indenture a valid agreement of the Company, in accordance with its terms, and to make each of the Notes, when executed by the Company and authenticated and delivered by the Trustee or an authentication agent, the valid obligations of the Company, have been performed, and the execution and delivery of this Supplemental Indenture has been duly authorized in all respects;
NOW THEREFORE, in consideration of the premises and the purchase and acceptance of the Notes by the Holder thereof, and for the purpose of setting forth, as provided in the Indenture, the forms and terms of the Notes, the Company covenants and agrees, with the Trustee, as follows:

ARTICLE ONE
DEFINITIONS
Section 101. Definition of Terms.
Unless the context otherwise requires:
(a) each term defined in the Indenture has the same meaning when used in this Supplemental Indenture;
(b) the singular includes the plural and vice versa; and
(c) headings are for convenience of reference only and do not affect interpretation.
“Agent Member” means any member of, or participant in, the Depositary.
“Certificated Note” means a Note that evidences all or part of the Notes and is in certificated, definitive form, without interest coupons, rather than in the form of a Global Note.
“Consolidated Banking Assets” means the aggregate of the assets of all Subsidiary Banks (including Subsidiaries of such Subsidiary Banks).
“Global Note” means a Note in the form of a Global Security, without interest coupons, that evidences all or part of the Notes and bears a legend substantially in the form of the following legend:
UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN CERTIFICATED FORM, THIS SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.
Global Notes will be represented by one or more Global Securities registered in the name of Cede & Co., the nominee of The Depository Trust Company (“DTC”). The Company will register the Global Notes in the name of Cede & Co.

“Notes” has the meaning specified in the second whereas clause of the preamble.
“Original Notes” means the Certificated Notes issued on September 4, 2009 bearing the Restricted Notes Legend (and not Global Notes or Registered Notes) and any Notes issued in replacement thereof.
“Principal Subsidiary Bank” means each of (i) First Niagara Bank, (ii) any other Subsidiary Bank the consolidated assets of which constitute 20% or more of the consolidated assets of the Company and its Subsidiaries, (iii) any other Subsidiary Bank designated as a Principal Subsidiary Bank pursuant to a Board Resolution and set forth in an Officers’ Certificate delivered to the Trustee, and (iv) any Subsidiary that owns, directly or indirectly, any Voting Shares, or securities convertible into, or options, warrants or rights to subscribe for or purchase Voting Shares of any Principal Subsidiary Bank under clause (i), (ii) or (iii), and in the case of clause (i), (ii), (iii) or (iv) their respective successors (whether by consolidation, merger, conversion, transfer of substantially all their assets and business or otherwise) so long as any such successor is a Subsidiary Bank (in the case of clause (i), (ii) or (iii)) or a Subsidiary (in the case of clause (iv)).
“Registered Notes” means the Notes registered under the Securities Act with the Commission on an effective registration statement pursuant to the Registration Rights Agreement or otherwise and shall be in the form of Unrestricted Global Notes. The Registered Notes shall be deemed part of the same series as the Original Notes for which they are exchanged.
“Registration Rights Agreement” means the Registration Rights Agreement, dated as of September 4, 2009, by and between the Company and National City Bank.
“Restricted Notes” means the Notes and any respective Successor Notes that bear the Restricted Notes Legend.
“Restricted Notes Legend” means a legend substantially in the form of the following legend:
THIS SECURITY (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH HOLDER OF THIS SECURITY IS HEREBY NOTIFIED THAT THE SELLER OF THIS SECURITY MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT. PRIOR TO ANY SUCH OFFER, SALE, OR TRANSFER, THE COMPANY MAY REQUIRE THE DELIVERY OF A CUSTOMARY OPINION OF COUNSEL, CUSTOMARY CERTIFICATION AND/OR OTHER CUSTOMARY INFORMATION REASONABLY SATISFACTORY TO IT TO EVIDENCE COMPLIANCE WITH THE FOREGOING.

“Securities Act” means the Securities Act of 1933 as it may be amended and any successor act thereto.
“Subsidiary Bank” means any Subsidiary that is organized under the laws of the United States, any State of the United States, the District of Columbia, any territory of the United States, Puerto Rico, Guam, American Samoa or the Virgin Islands and either (i) accepts deposits that the depositor has a legal right to withdraw on demand and engages in the business of making commercial loans or (ii) is a trust company.
“Successor Note” of any particular Note issued after, and evidencing all or a portion of the same debt as that evidenced by, such particular Note; and, for the purposes of this definition, any Registered Note issued in exchange for an Original Note shall be deemed a Successor Note of such Original Note and any Note authenticated and delivered under Section 3.03, 3.04, 3.05, 3.06 or 9.06 of the Indenture in exchange for or in lieu of a Note shall be deemed to evidence the same debt as the particular Note, respectively.
“Unrestricted Global Note” means a Global Note that does not contain a Restricted Notes Legend.
“Voting Shares” means, as to shares of a particular corporation, outstanding shares of Capital Stock of any class or classes having voting power under ordinary circumstances to elect at least a majority of the board of directors, managers or trustees of such corporation (irrespective of whether at the time stock of any other class or classes shall have or might have voting power by reason of the failure to pay a dividend or other amount or by reason of the occurrence of any other contingency).
ARTICLE TWO
GENERAL TERMS AND CONDITIONS OF THE NOTES
Section 201. Designation and Principal Amount.
There is hereby authorized and established a series of Securities under the Indenture, designated as the “12.00% Senior Notes due 2014” in an aggregate principal amount of $150 million.
Section 202. Form of Notes.
The Notes and the Trustee’s Certificate of Authentication to be endorsed thereon are to be substantially in the form set forth in Exhibit A hereto.
Section 203. Further Issues Prohibited Without Holders’ Consent.
The Company may not, without the consent of the Holders of the Notes, issue additional Notes.

If issued, any such additional Notes may have the same ranking, interest rate, maturity date and other terms as the Notes. Any such additional notes, together with the Notes herein provided for, will constitute a single series of Securities under the Indenture.
Section 204. Form and Payment.
Principal of, premium, if any, and interest on the Notes shall be payable in U.S. dollars.
Section 205. Authorized Denominations.
The Notes shall be issuable in denominations of $2,000 and integral multiples of $1,000 in excess thereof.
Section 206. Redemption.
The Notes are subject to redemption at the option of the Company as set forth in the Indenture and the form of the Note attached hereto as Exhibit A.
Section 207. Restricted Notes Legend; Transfers and Exchanges.
(a) General.
(i) Upon the original issuance, the Notes shall be Original Notes.
(ii) Each Certificated Note will be registered in the name of the holder thereof or its nominee.
(iii) (x) If the Company determines (upon the advice of counsel and such other customary certifications and customary evidence as the Company may reasonably require) that a Note is eligible for resale pursuant to Rule 144 under the Securities Act (or a successor provision) and that the Restricted Notes Legend is no longer necessary or appropriate in order to ensure that subsequent transfers of the Note (or a beneficial interest therein) are effected in compliance with the Securities Act or (y) after a Note is sold pursuant to an effective registration statement under the Securities Act, pursuant to the Registration Rights Agreement or otherwise, then in the case of either (x) or (y) the Company may request that the Holders surrender the Notes beneficially owned by such Holders, cooperate with such Holders to facilitate the timely preparation and delivery of a new Note of like tenor and amount, registered in the name of the Holder thereof (or its transferee), that does not bear the Restricted Legend and instruct the Trustee to cancel the existing Note and issue to the Holder thereof (or to its transferee) the new Note, and the Trustee will comply with such instruction.
(iv) If a Holder wishes to sell Registrable Securities (as such term is defined in the Registration Rights Agreement) pursuant to the Registration Rights Agreement, such Holder shall cooperate with the Company to facilitate the timely surrender of such Registrable Securities and to enable Registered Notes to be issued in such denominations and registered in the names as such Holder may request at least two Business Days prior to the sale of such

Registrable Securities. The Company shall instruct the Trustee to cancel the existing Registrable Securities and issue Registered Notes in exchange therefore.
(v) A Holder may transfer a Note (or a beneficial interest therein) to another Person or exchange a Note (or a beneficial interest therein) for another Note or Notes of any authorized denomination by presenting to the Trustee a written request therefor stating the name of the proposed transferee. The Trustee will promptly register any transfer or exchange that meets the requirements of this Section 207 by noting the same in the register maintained by the Trustee for the purpose; provided that (x) no transfer or exchange will be effective until it is registered in such register and (y) the Trustee will not be required (i) to register the transfer of or exchange any Note so selected for redemption in whole or in part, except, in the case of a partial redemption, that portion of any Note not being redeemed, or (ii) if a redemption is to occur after a Regular Record Date but on or before the corresponding Interest Payment Date, to register the transfer of or exchange any Note on or after the Regular Record Date and before the date of redemption. Prior to the registration of any transfer, the Company, the Trustee and their agents will treat the Person in whose name the Note is registered as the owner and Holder thereof for all purposes (whether or not the Note is overdue), and will not be affected by notice to the contrary. The foregoing is subject to the restrictions set forth in the Restricted Notes Legend.
(vi) From time to time the Company will execute and the Trustee will authenticate additional Notes as necessary in order to permit the registration of a transfer or exchange in accordance with this Section 207.
(vii) No service charge will be imposed in connection with any transfer or exchange of any Note, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than a transfer tax or other similar governmental charge payable upon exchange pursuant to subsection Section 2.05(c) of the Indenture).
(viii) Unless the context otherwise requires, the Notes that are Original Notes and any Registered Notes issued in exchange therefor shall constitute one series for all purposes under the Indenture, including without limitation, amendments, waivers and redemptions. All Registered Notes shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under the Indenture, as the Original Notes surrendered upon such exchange. Each Registered Note delivered in exchange for an Original Note shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such Original Note from the date of issuance.
(b) Global Notes.
(i) Each Global Note will be registered in the name of the Depositary or its nominee and, so long as DTC is serving as the Depositary thereof, will bear the Global Note legend. Each Global Note will be delivered to the Trustee as custodian for the Depositary. Transfers of a Global Note (but not a beneficial interest therein) will be limited to transfers thereof in whole, but not in part, to the Depositary, its successors or their respective nominees, except (1) as set forth in Section 2.05(c) of the Indenture and (2) transfers of portions thereof in the form of Certificated Notes may be made upon request of an Agent Member (for itself or on behalf of a beneficial owner) by written notice given to the Trustee by or on behalf of the Depositary in accordance with customary procedures of the Depositary and in compliance with this Section 207.
(ii) Agent Members will have no rights under the Indenture with respect to any Global Note held on their behalf by the Depositary, and the Depositary may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner and Holder of such Global Note for all purposes whatsoever. Notwithstanding the foregoing, the Depositary or its nominee may grant proxies and otherwise authorize any Person (including any Agent Member and any Person that holds a beneficial interest in a Global Note through an Agent Member) to take any action which a Holder is entitled to take under the Indenture, this Supplemental Indenture or the Notes, and nothing herein will impair, as between the Depositary and its Agent Members, the operation of customary practices governing the exercise of the rights of a holder of any security.
(c) Transfers between Global Notes and Certificated Notes.
(i) Global Note to Certificated Note. If a beneficial interest in a Global Note is transferred or exchanged for a Certificated Note, the Trustee will (x) record a decrease in the principal amount of such Global Note equal to the principal amount of such transfer or exchange and (y) deliver one or more new Certificated Notes in authorized denominations having an equal aggregate principal amount to the transferee (in the case of a transfer) or the owner of such beneficial interest (in the case of an exchange), registered in the name of such transferee or owner, as applicable.
(ii) Certificated Note to Global Note. If a Certificated Note is transferred or exchanged for a beneficial interest in a Global Note, the Trustee will (x) cancel such Certificated Note, (y) record an increase in the principal amount of such Global Note equal to the principal amount of such transfer or exchange and (z) in the event that such transfer or exchange involves less than the entire principal amount of the canceled Certificated Note, deliver to the Holder thereof one or more new Certificated Notes in authorized denominations having an aggregate principal amount equal to the untransferred or unexchanged portion of the canceled Certificated Note, registered in the name of the Holder thereof.
(iii) Certificated Note to Certificated Note. If a Certificated Note is transferred or exchanged for another Certificated Note, the Trustee will (x) cancel the Certificated Note being transferred or exchanged, (y) deliver one or more new Certificated Notes in authorized denominations having an aggregate principal amount equal to the principal amount of such transfer or exchange to the transferee (in the case of a transfer) or the Holder of the canceled Certificated Note (in the case of an exchange), registered in the name of such transferee or Holder, as applicable, and (z) if such transfer or exchange involves less than the entire principal amount of the canceled Certificated Note, deliver to the Holder thereof one or more Certificated Notes in authorized denominations having an aggregate principal amount equal to the untransferred or unexchanged portion of the canceled Certificated Note, registered in the name of the Holder thereof.
ARTICLE THREE
ORIGINAL ISSUE OF NOTES
Section 301. Original Issue of Notes.
The Notes may, upon execution of this Supplemental Indenture, be executed by the Company and delivered to the Trustee for authentication, and the Trustee shall, upon Company Order, authenticate and deliver such Notes as in such Company Order provided.
ARTICLE FOUR
COVENANTS
The Company shall comply with the following Covenants in addition to those Covenants set forth in the Indenture.
Section 401. Limitation on Sale or Issuance of Voting Shares of Principal Subsidiary Banks.
The Company will not (a) permit the issue, sale or other disposition of any Voting Shares, or securities convertible into, or options, warrants or rights to subscribe for or purchase Voting Shares, of any Principal Subsidiary Bank, (b) permit the merger of consolidation of any Principal Subsidiary Bank with or into any other corporation, or (c) permit the sale or other disposition of all or substantially all of the assets of any Principal Subsidiary Bank, if, after giving effect to any such transaction (specified in clauses (a), (b) or (c) above) and the issuance of the maximum number of Voting Shares issuable upon the conversion or exercise of all such convertible securities, options, warrants or rights, the Company would own, directly or indirectly, less than 80% of the Voting Shares of such Principal Subsidiary Bank (and of any other Principal Subsidiary Bank any Voting Shares of which are owned, directly or indirectly, by such Principal Subsidiary Bank); provided, however, that the foregoing shall not prohibit any such issuance, sale or disposition of shares or securities, any such merger or consolidation or any such sale or disposition of assets if:
(i) required by any law or any regulation or order of any governmental authority;
(ii) required as a condition imposed by any law or any regulation or order of any governmental authority to the acquisition by the Company, directly or indirectly, of any other corporation or entity, if thereafter, (x) the Company would own, directly or indirectly, at least 80% of the Voting Shares of such other corporation or entity, and (y) the Consolidated Banking Assets of the Company would be at least equal to the Consolidated Banking Assets of the Company prior thereto, and (z) by a Board

Resolution, such other corporation or entity shall have been designated a Principal Subsidiary Bank for all purposes or this Indenture;
(iii) upon consummation of such transaction, the Company owns, directly or indirectly, not less than the percentage of Voting Shares of such Principal Subsidiary Bank (and of any other Principal Subsidiary Bank any Voting Shares of which are owned, directly or indirectly, by such Principal Subsidiary Bank) it owned prior to such transaction; or
(iv) the proceeds of any such issuance, sale or other disposition are invested within 180 days after such issuance, sale or other disposition in any one or more Subsidiary Banks (including any previously existing Subsidiary Bank or any other corporation which upon such investment becomes a Subsidiary Bank), or if within 180 days after such issuance, sale or other disposition the Company has entered into an agreement to invest such proceeds in any one or more Subsidiary Banks (including any previously existing Subsidiary Bank or any other corporation which upon such investment would become a Subsidiary Bank), but such investment has not been made because all regulatory or other approvals have not been obtained but are in the process of being obtained, and if, in each case, the consolidated assets of the Subsidiary Bank(s) acquired or to be acquired or invested in (including any one or more corporations which upon such investment would become Subsidiary Banks) would be at least equal to 80% of the consolidated assets of the Principal Subsidiary Bank being disposed of; provided, however, that if the Company makes a subsequent acquisition as described in this paragraph using its common stock and preferred stock, with a fair market value at least equal to the proceeds of any sale, assignment, transfer or disposition of a Principal Subsidiary Bank, it will not also be required to invest the proceeds of any sale assignment, transfer or disposition as otherwise required by this paragraph; provided, further, that the Company will, for the purpose of satisfying this covenant, only issue preferred shares in a subsequent acquisition in an amount needed to replace any preferred stock of the acquired company;
provided, however, that nothing herein shall be deemed to restrict or prohibit the merger of a Principal Subsidiary Bank with and into a Principal Subsidiary Bank or the Company, the consolidation of Principal Subsidiary Banks into a Principal Subsidiary Bank or the Company, or the sale or other disposition or all or substantially all of the assets of any Principal Subsidiary Bank to another Principal Subsidiary Bank or the Company, if, in any such case in which the surviving, resulting or acquiring entity is not the Company, the Company would own, directly or indirectly, at least 80% of the Voting Shares of the Principal Subsidiary Bank (and of any other Principal Subsidiary Bank any Voting Shares of which are owned, directly or indirectly, by such Principal Subsidiary Bank) surviving such merger, resulting from such consolidation or acquiring such assets.

Section 402. Liens.
The Company will not, and it will not permit any Subsidiary to, pledge, mortgage or hypothecate or permit to exist any pledge, mortgage or hypothecation or other lien upon Voting Shares of any Principal Subsidiary Bank owned by the Company or any Subsidiary to secure any indebtedness for borrowed money without making effective provisions whereby any Securities then outstanding shall be equally and ratably secured with any and all such indebtedness; provided, however, that this restriction shall not apply to or prevent:
(a) the mortgage, pledge, or hypothecation of, or the establishment of a lien on, any such Voting Shares to secure indebtedness of the Company or a Subsidiary as part of the purchase price of such Voting Shares, or incurred prior to, at the time of or within 120 days after acquisition thereof for the purpose of financing all or any part of the purchase price thereof;
(b) the acquisition by the Company or any Subsidiary of any Voting Shares subject to mortgages, pledges, hypothecations or other liens existing thereon at the time of acquisition (whether or not the obligations secured thereby are assumed by the Company or such subsidiary);
(c) the assumption by the Company or a Subsidiary of obligations secured by mortgages on, pledge or hypothecations of, or other liens on, any such Voting Shares, existing at the time of the acquisition by the Company or such Subsidiary of such Voting Shares;
(d) the extension, renewal or refunding (or successive extensions, renewals or refundings), in whole or in part, of any mortgage, pledge, hypothecation or other lien referred to in the foregoing clauses (a), (b) and (c); provided, however, that the principal amount of any and all other obligations and indebtedness secured thereby shall not exceed the principal amount no secured at the time of each extension, renewal or refunding, and that such extension, renewal or refunding shall be limited to all or a part of the Voting Shares that were subject to the mortgage, pledge, hypothecation or other lien so extended, renewed or refunded; or
(e) liens to secure loans or other extensions of credit by a Subsidiary Bank subject to Section 23A of the Federal Reserve Act or any successor or similar federal law or regulations promulgated thereunder;
and provided, further, that, notwithstanding the foregoing, the Company may incur or permit to be incurred or to exist upon such Voting Shares (x) liens for taxes, assessments or other governmental charges or levies which are not yet due or are payable without penalty or of which the amount, applicability or validity is being contested by the Company or a Subsidiary in good faith by appropriate proceedings and the Company or such Subsidiary shall have set aside on its books adequate reserves with respect thereto (segregated to the extent required by generally accepted accounting principles), or (y) the lien of any judgment, if such judgment shall not have remained undischarged, or unstayed on appeal or otherwise, for more than 60 days.
In case the Company or any Subsidiary shall propose to pledge, mortgage or hypothecate any Voting Shares at any time owned by it to secure any indebtedness, other than as permitted by subdivisions (a) to (e), inclusive, of this Section, the Company will prior thereto give written notice thereof to the Trustee, and will prior to or simultaneously with such pledge, mortgage or hypothecation, by supplemental indenture delivered to the Trustee, in form satisfactory to it, effectively secure all the Securities equally and ratably with such indebtedness, by pledge, mortgage or hypothecation of such Voting Shares. Such supplemental indenture shall contain the provisions, concerning the possession, control, release and substitution of mortgaged and pledged property and securities and other appropriate matters which are required or permitted by the Trust Indenture Act (as in effect at the date of execution of such supplemental indenture) to be included in a secured indenture qualified under said Act, and may also contain such additional and mandatory provisions permitted by said Act as the Company and the Trustee shall deem advisable or appropriate or as the Trustee shall deem necessary in connection with such pledge, mortgage or hypothecation.
Section 403. Waiver of Covenants.
The Company may omit to comply with any covenant or condition set forth in this Article Four, if before or after the time for such compliance the Holders of at least a majority in principal amount of the Securities of such series at the time Outstanding shall, by Act of such Holders of Securities, either waive such compliance in each instance or generally waive compliance with such covenant or condition, with a copy of such waiver delivered to the Trustee, but no such waiver shall extend to or affect each covenant or condition except to the extent so expressly waived, and, until such waiver shall become effective, the obligations of the Company and the duties of the Trustee in respect of any such covenant or condition shall remain in full force and effect.
ARTICLE FIVE
MISCELLANEOUS
Section 501. Ratification of Indenture.
The Indenture, as supplemented by this Supplemental Indenture, is in all respects ratified and confirmed, and this Supplemental Indenture shall be deemed part of the Indenture in the manner and to the extent herein and therein provided; provided that the provisions of this Supplemental Indenture apply solely with respect to the Notes.
Section 502. Trustee Not Responsible for Recitals.
The recitals herein contained are made by the Company and not by the Trustee, and the Trustee assumes no responsibility for the correctness thereof. The Trustee makes no representation as to the validity or sufficiency of this Supplemental Indenture.

Section 503. Governing Law.
This Supplemental Indenture and the Notes shall be governed by and construed in accordance with the laws of the State of New York, without regard to principles of conflicts of law.
Section 504. Separability.
In case any one or more of the provisions contained in this Supplemental Indenture, the Notes shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Supplemental Indenture or of the Notes, but this Supplemental Indenture and the Notes shall be construed as if such invalid or illegal or unenforceable provision had never been contained herein or therein.
Section 505. Counterparts.
This Supplemental Indenture may be executed in any number of counterparts each of which shall be an original; but such counterparts shall together constitute but one and the same instrument. This Supplemental Indenture shall be effective when one or more counterparts has been signed by the parties hereto and delivered (including by electronic transmission) to the other parties.
[signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed, as of the day and year first above written.

FIRST NIAGARA FINANCIAL GROUP, INC.
By:	/s/ John R. Koelmel
	Name:	John R. Koelmel
	Title:	President and Chief Executive Officer

THE BANK OF NEW YORK MELLON, as Trustee
By:	/s/ Francine Kincaid
	Name:	Francine Kincaid
	Title:	Vice President

EXHIBIT A
FORM OF NOTES

A-1

THIS SECURITY IS NOT A BANK DEPOSIT NOR IS IT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR BY ANY OTHER INSURER OR GOVERNMENTAL AGENCY.
[Insert applicable legend.]
FIRST NIAGARA FINANCIAL GROUP, INC.
12.00% SENIOR NOTES DUE SEPTEMBER 10, 2014

REGISTERED No. [_]	$[Amount] [Date of issue]
FIRST NIAGARA FINANCIAL GROUP, INC., a Delaware corporation (herein called the “Company,” which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to [HOLDER], or registered assigns, the principal sum of [AMOUNT] on September 10, 2014, and to pay interest thereon from, and including, September 4, 2009, or from the most recent Interest Payment Date (as defined below) to which interest has been paid or duly provided for, quarterly in arrears on March 10, June 10, September 10 and December 10 of each year, commencing December 10, 2009 (each an “Interest Payment Date”), and at maturity, at the rate of 12.00% per annum, until the principal hereof is paid or made available for payment, and (to the extent that the payment of such interest shall be legally enforceable) at the same rate per annum on any overdue principal and premium and on any overdue installment of interest. Interest shall accrue from, and including, September 4, 2009 to, but excluding, the first Interest Payment Date and then from, and including, the immediately preceding Interest Payment Date to which interest has been paid or duly provided for, to, but excluding, the next Interest Payment Date or the maturity date, as the case may be. Each of these periods is referred to as an “interest period.” Interest will be computed on the basis of a 360-day year consisting of twelve 30-day months. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date, subject to certain exceptions, will, as provided in such Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be March 1, June 1, September 1 and December 1 (whether or not a Business Day), as the case may be, immediately preceding such Interest Payment Date. However, interest payable on the maturity date will be paid to the person to whom the principal will be payable. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of the Notes (as defined below) not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner acceptable to the Trustee and not inconsistent with the requirements of any securities exchange on which the Notes may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture.

If an Interest Payment Date or the maturity date for the Notes falls on a day that is not a Business Day, the Company will postpone the interest payment or the payment of principal and interest at maturity to the next succeeding Business Day, but the payments made on such dates will be treated as being made on the date that the payment was first due and the Holder will not be entitled to any further interest or other payments with respect to such postponements.
The term “Business Day” means any day except a Saturday, a Sunday or a legal holiday in the City of New York on which banking institutions are authorized or obligated by law, regulation or executive order to close.
This Security is one of a duly authorized issue of securities of the Company (herein called the “Notes”), issued and to be issued in one or more series under a Senior Notes Indenture, dated as of September 4, 2009, between the Company and The Bank of New York Mellon, as Trustee (herein called the “Trustee,” which term includes any successor trustee under the Indenture), as supplemented by that First Supplemental Indenture, dated as of September 4, 2009, between the Company and the Trustee (together, the “Indenture”) to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Notes and of the terms upon which the Notes are, and are to be, authenticated and delivered. This Note is one of the series designated above, initially issued in the aggregate principal amount of [AMOUNT] dollars.
The Notes are redeemable at the option of the Company, in whole at any time or in part from time to time, in cash, upon on not less than 30 days nor more than 60 days (or where the Notes are held in whole and not in part by National City Bank or its Affiliates, upon not less than 20 days nor more than 30 days) prior notice to Holders, at 100.00% (expressed as a percentage of principal amount), plus accrued and unpaid interest, to the Redemption Date (subject to the right of the Holders of record on the relevant record date to receive interest due on the relevant Interest Payment Date), provided that the Company shall provide notice to the Trustee of the redemption at least two Business Days prior to the date such notice is delivered to the Holders. Notice of redemption may be delivered electronically or mailed by first-class mail to each Holder of Notes to be redeemed at his, her or its registered address and will be deemed to have been given on the second weekday after the date of mailing. The Notes may be redeemed in part but only in whole multiples of $10,000,000. Delivery of a notice shall in no way preclude the ability of any Holder to sell or transfer the Notes prior to the Redemption Date specified in such notice. If money sufficient to pay the redemption price of and accrued and unpaid interest on all Notes (or portions thereof) to be redeemed on the Redemption Date is deposited with a Paying Agent on or before the Redemption Date and certain other conditions are satisfied (including any condition to the redemption as set forth in the following sentence), on and after such Redemption Date, interest will cease to accrue on such Notes (or such portions thereof) called for redemption.
[Insert in the case of Notes which are not Registered Notes: In the event the Notes are not Registered Notes, the redemption notice may also state that such redemption is conditioned upon the receipt, not later than ten (10) Business Days prior to the Redemption Date specified in such notice (the “Condition Date”), of funds by the Company, the proceeds of which will be used for the redemption of the Notes which are the subject of the notice pursuant to bona fide plan of financing that is in place at the date of such notice; provided that in the event that such condition is not satisfied (a “Redemption Condition Failure”), the Company shall provide notice of the Redemption Condition Failure to the Trustee no later than the Business Day following the Condition Date and to the Holders no later than the third (3rd) Business Day following the Condition Date, in each case by the methods specified herein; provided, further, that, following the occurrence of a Redemption Condition Failure, no subsequent notice of redemption provided by the Company may be so conditioned.]
This Note is not convertible into, or exchangeable for, equity securities of the Company. If an Event of Default (as defined in the Indenture) with respect to the Notes shall occur and be continuing, the principal of the Notes may be declared due and payable in the manner and with the effect provided in the Indenture.
Unless the certificate of authentication hereon has been executed by the Trustee hereinafter referred to, by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.
The Notes are senior unsecured obligations of the Company.
The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Notes of any series under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in principal amount of the Outstanding Notes of all series (voting as one class) to be affected by such amendment or modification. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Outstanding Notes of any series, on behalf of the Holders of all Notes of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note.
No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest (if any) on this Note at the times, place and rate, and in the coin or currency, herein prescribed.
The Notes are issuable in registered form without coupons in denominations of $2,000 and any integral multiples of $1,000 thereof. [Insert in the case of a Global Note: This Security is a global security, represented by one or more permanent global certificates registered in the name of the nominee of The Depository Trust Company (each a “Global Note” and collectively, the “Global Notes”). Accordingly, unless and until it is exchanged in whole or in part for individual certificates evidencing the Notes represented hereby, this Security may not be transferred except as a whole by The Depository Trust Company (the “Depositary”) to a nominee of such Depositary or by a nominee of such Depositary or by the Depositary or any nominee to a successor Depositary or any nominee of such successor. Ownership of beneficial interests in this

Note will be shown on, and the transfer of that ownership will be effected only through, records maintained by the applicable Depositary or its nominee (with respect to interest of persons that have accounts with the Depositary (“Participants”) and the records of Participants (with respect to interests of persons other than Participants)). Beneficial interests in the Notes by persons that hold through Participants will be evidenced only by, and transfers of such beneficial interests with such Participants will be effected only through, records maintained by such Participants. Except as provided below, owners of beneficial interests in this Note will not be entitled to have any individual certificates and will not be considered the owners or Holders thereof under the Indenture.
Except in the limited circumstances set forth herein, Participants and owners of beneficial interests in the Global Notes will not be entitled to receive Notes in definitive form and will not be considered Holders of Notes. If the Depositary is at any time unwilling, unable or ineligible to continue as Depositary and a successor Depositary is not appointed by the Company within 90 days, or an Event of Default has occurred and is continuing, and the Depositary requests the issuance of certificated notes, the Company will issue individual certificates evidencing the Notes represented hereby in definitive form in exchange for this Note in registered form to each person that the Depositary identifies as the beneficial owner of the Notes represented by the Global Notes upon surrender by the Depositary of the Global Notes. In addition, the Company may, subject to the procedures of the Depositary, at any time and in its sole discretion determine not to have any Notes represented by one or more global securities and, in such event, will issue individual certificates evidencing Notes in definitive form in exchange for this Note. In any such instance, an owner of a beneficial interest in a Note will be entitled to physical delivery in certificated form of Notes equal in principal amount to such beneficial interest and to have such Notes registered in its name. The Notes so issued in certificated form will be issued in denominations of $2,000 and any integral multiples of $1,000 thereof and will be issued in registered form only, without coupons. Neither the Company nor the principal paying agent will be liable for any delay by the Depositary, its nominee or any direct or indirect participant in identifying the beneficial owners of the related Notes. The Company and the principal payment agent may conclusively rely on, and will be protected in relying on, instructions from the Depositary or its nominee for all purposes, including with respect to the registration and delivery, and the respective principal amounts, of the Notes to be issued.
Except as provided herein, beneficial owners of Global Notes will not be entitled to receive physical delivery of Notes in definitive form and no Global Note will be exchangeable except for another Global Note of like denomination and tenor to be registered in the name of the Depositary or its nominee. Accordingly, each person owning a beneficial interest in a Global Note must rely on the procedures of the Depositary and, if such person is not a Participant, on the procedures of the Participant through which such person owns its interest, to exercise any rights of a Holder under the Notes.
Beneficial interests in the Global Notes will be represented through book-entry accounts of financial institutions acting on behalf of beneficial owners as direct and indirect participants in the Depositary. Investors may elect to hold interests in the Global Notes through the Depositary, either directly if they are Participants of such system or indirectly through organizations that are Participants in such system.

The laws of some jurisdictions may require that purchasers of securities take physical delivery of those securities in definitive form. Accordingly, the ability to transfer interests in the Notes represented by a Global Note to those persons may be limited. In addition, because the Depositary can act only on behalf of its Participants, who in turn act on behalf of persons who hold interests through Participants, the ability of a person having an interest in Notes represented by a Global Note to pledge or transfer such interest to persons or entities that do not participate in the Depositary’s system, or otherwise to take actions in respect of such interest, may be affected by the lack of a physical definitive security in respect of such interest.
Neither the Company, the Trustee, the principal paying agent nor any Security Registrar will have any responsibility or liability for any aspect of the records relating to or payments made on account of Notes by the Depositary, or for maintaining, supervising or reviewing any records of the Depositary relating to the Notes.]
The Trustee will act as the Company’s principal Paying Agent with respect to the Notes through its offices presently located at 101 Barclay Street, Floor 8W, New York, New York 10286. The Company may at any time rescind the designation of a paying agent, appoint a successor paying agent, or approve a change in the office through which any paying agent acts. Payments of interest and principal may be made by wire-transfer in immediately available funds or, at the Company’s option in the event the Notes are not represented by Global Notes, by check mailed to the address of the person entitled to the payment as it appears in the Security Register. Payment of principal will be made upon the surrender of the relevant Notes at the offices of the principal Paying Agent.
Other than with respect to redemption, notices may be delivered electronically or mailed by first-class mail to each Holder of Notes to be redeemed at his, her or its registered address and will be deemed to have been given on the fourth weekday (being a day other than Saturday or Sunday) after the date of mailing. The Indenture contains provisions setting forth certain conditions to the institution of proceedings by the Holders of Notes with respect to the Indenture or for any remedy under the Indenture.
All terms used in this Note which are defined in the Indenture shall have the meanings assigned to them in the Indenture.
— end of page —
[signatures appear on following page]

IN WITNESS WHEREOF, FIRST NIAGARA FINANCIAL GROUP, INC. has caused this Note to be signed in its name by its President and Chief Executive Officer or Chief Financial Officer, and by its Secretary or an Assistant Secretary, or by facsimiles or electronic transmission of any of their signatures, and its corporate seal, or a facsimile or electronic transmission thereof, to be hereto affixed.
Dated: September 4, 2009

FIRST NIAGARA FINANCIAL GROUP, INC.
By	/s/ John R. Koelmel
	Name:	John R. Koelmel
	Title:	President and Chief Executive Officer

Attest:

Name: Title:
[SEAL]

TRUSTEE’S CERTIFICATE OF AUTHENTICATION
This is one of the Notes of the series designated therein referred to in the within-mentioned Indenture.

THE BANK OF NEW YORK MELLON, as Trustee
By	/s/ Francine Kincaid
Authorized officer

Dated: September 4, 2009